Exhibit 4.9

GLOBEIMMUNE, INC.

FIFTH AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

THIS FIFTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Agreement”) is entered into as of January 14, 2010 by and among GLOBEIMMUNE, INC., a Delaware corporation (the “Corporation”), those original stockholders of the Corporation listed on Schedule 1 hereto (hereinafter referred to collectively as the “Original Stockholders”), those stockholders of the Corporation listed from time to time on Schedule 2 hereto (together with those certain stockholders of the Corporation that shall from time-to-time become party to this Agreement and listed on Schedule 2 hereto effective as of the date indicated on the counterpart signature page hereto, “Investors” and together with the Original Stockholders, the “Holders”).

W I T N E S S E T H:

WHEREAS, the Corporation and certain of the Investors are entering into a Series E Convertible Preferred Stock Purchase Agreement of even date herewith (the “Series E Stock Purchase Agreement”), in connection with which the Corporation agrees to sell shares of its Series E Convertible Preferred Stock, par value $.001 per share, and the Corporation desires to grant to such Investor certain registration and other rights with respect to such shares (the “Financing”);

WHEREAS, the obligations in the Series E Stock Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

WHEREAS, the Original Stockholders agreed to certain restrictions on their rights to dispose of their shares of Common Stock of the Corporation set forth in that certain Stockholders Agreement, dated October 13, 1997 (the “Original Stockholders Agreement”);

WHEREAS, in connection with the issuance by the Corporation of shares of its Series A Preferred Stock pursuant to the Convertible Preferred Stock Purchase Agreement dated June 6, 2003 (the “Series A Stock Purchase Agreement”), the Original Stockholders Agreement was amended and restated pursuant to the Amended and Restated Stockholders Agreement, dated June 6, 2003 (the “Restated Stockholders Agreement”);

WHEREAS, in connection with the issuance by the Corporation of shares of its Series B Preferred Stock pursuant to the Convertible Preferred Stock Purchase Agreement dated June 30, 2005 (the “Series B Stock Purchase Agreement”), the Restated Stockholders Agreement was amended and restated pursuant to the Second Amended and Restated Stockholders Agreement, dated June 30, 2005 (the “Second Restated Stockholders Agreement”);

WHEREAS, in connection with the issuance by the Corporation of shares of its Series C Preferred Stock pursuant to the Convertible Preferred Stock Purchase Agreement dated July 9, 2007, as amended from time to time (the “Series C Stock Purchase Agreement”), the Second

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Restated Stockholders Agreement was amended and restated pursuant to the Third Amended and Restated Stockholders Agreement, dated July 9, 2007, as amended by that certain First Amendment to Third Amended and Restated Stockholder Agreement, dated September 13, 2007 (as amended, the “Third Restated Stockholders Agreement”);

WHEREAS, in connection with the issuance by the Corporation of shares of its Series D Preferred Stock pursuant to the Convertible Preferred Stock and Warrant Purchase Agreement dated May 14, 2009, as amended from time to time (the “Series D Stock Purchase Agreement”), the Third Restated Stockholders Agreement was amended and restated pursuant to the Fourth Amended and Restated Stockholders Agreement, dated May 14, 2009 (as amended, the “Fourth Restated Stockholders Agreement”);

WHEREAS, as a condition to certain Investors entering into the Series E Stock Purchase Agreement, the Original Stockholders agree to certain restrictions on their rights to dispose of their shares of Common Stock, par value $.001 per share, of the Corporation (the “Common Stock”), as set forth herein; and

WHEREAS, by this amendment to the Fourth Restated Stockholders Agreement, the Holders and the Corporation propose to enter into this Agreement governing their respective rights and obligations relating to the Offered Securities (as defined below) and the Holders’ right to dispose of their shares of Offered Securities acquired prior to or after the execution of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings of the Corporation and the Holders hereunder and under the Series E Stock Purchase Agreement, the parties hereto do hereby agree as follows:

ARTICLE 1

DEFINITIONS

As used herein, the following terms shall have the following respective meanings:

(a) Agreement shall have the meaning set forth in the preamble hereto.

(b) Approved Plan shall mean the 2002 Stock Incentive Plan of the Corporation, as it may be amended from time to time pursuant to the terms of this Agreement and in compliance with the terms of such plan or arrangement (the “Current Incentive Plan”) and any other written agreement, plan or arrangement to purchase, or rights to subscribe for, stock options, Common Stock or any other equity securities of the Corporation the issuance of which has been approved in form and in substance by the holders of a majority of the combined voting power of the Convertible Preferred Shares then outstanding (the “Requisite Majority”), calculated in accordance with Section A.6(a) of Article 3 of the Certificate (including, in such calculation, any outstanding Restricted Shares held by such holders), and which, as a condition precedent to the issuance of stock options, Common Stock or any other equity security, provides

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for the vesting of stock options, Common Stock or any other equity security and/or subjects such stock options, shares or securities to restrictions on transfers and rights of first offer in favor of the Corporation.

(c) Board shall mean the Board of Directors of the Corporation.

(d) BSI/GFH Group shall mean (i) BSI SA (“BSI”); (ii) any entity now existing or hereafter formed which is affiliated with or under common control with BSI (a “BSI Fund”); (iii) any affiliates of BSI or any other BSI Fund or any other investment vehicle controlled by BSI and its affiliates; (iv) Generali Financial Holdings FCP-FIS Sub-Fund 1 acting through its management company Allegro S.a.r.l. (“GFH”); (v) any investment vehicle whose majority ownership is held by Assicurazioni Generali S.p.A. and its subsidiaries; and (vi) any successors or permissible assigns of any of the foregoing.

(e) BSI/GFH Observer shall mean the representative of the BSI/GFH Group appointed from time to time pursuant to Section 5.7 hereof.

(f) Budget shall have the meaning set forth in Section 2.8 hereof.

(g) Certificate shall mean the Restated Certificate of Incorporation of the Corporation as in effect on the date hereof.

(h) Claim shall have the meaning set forth in Section 7.1 hereof.

(i) Commission shall mean the U.S. Securities and Exchange Commission.

(j) Convertible Preferred Shares shall mean the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares.

(k) Convertible Preferred Stock shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.

(l) Corporation shall have the meaning set forth in the preamble hereto.

(m) Designating Party shall have the meaning set forth in Section 5.4 hereof.

(n) Domestic Partner shall mean an adult of the same or opposite sex with whom another adult has an intimate relationship in which the adults (1) reside together or share the same permanent address for a period of at least 12 consecutive months, (2) each share responsibility and contribute, in equal or unequal amounts, to providing food, shelter, other expenses and other non-financial aspects of the relationship, (3) each have the current intent to remain in the relationship indefinitely, (4) are not married to any other person, (5) are not related by blood closer than law would prohibit in legal marriage in the state of residence, and (6) each do not have a different Domestic Partner.

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(o) Environmental Laws shall mean all applicable federal, state and local laws, ordinances, rules and regulations that regulate, fix liability for, or otherwise relate to, the handling, use (including use in industrial processes, in construction, as building materials, or otherwise), storage and disposal of hazardous and toxic wastes and substances, and to the discharge, leakage, presence, migration, threatened release or release (whether by disposal, a discharge into any water source or system or into the air, or otherwise) of any pollutant or effluent. Without limiting the preceding sentence, the term “Environmental Laws” shall specifically include the following federal and state laws, as amended:

FEDERAL

Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq.;

Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq.;

Clean Water Act, 33 U.S.C. 1251 et seq.; and

Clean Air Act, 42 U.S.C. 7401 et seq.

STATE

COLORADO ENVIRONMENTAL STATUTES

Colorado Hazardous Waste Sites Act, Colo. Rev. Stat. § 25-16-101 et seq.;

Colorado Hazardous Waste Act, Colo. Rev. Stat. § 25-15-101 et seq.;

Colorado Water Quality Control Act, Colo. Rev. Stat. § 25-8-101 et seq.; and

Colorado Air Pollution Prevention and Control Act, Colo. Rev. Stat. § 25-7-101 et seq.

(p) Equity Percentage shall mean, as to any Investor, that percentage figure which expresses the ratio that (a) the number of shares of issued and outstanding Common Stock then owned by such Investor bears to (b) the aggregate number of shares of issued and outstanding Common Stock then owned by all Investors. For purposes solely of the computation set forth in clauses (a) and (b) above and the right of oversubscription, all issued and outstanding securities held by the Investors that are convertible into or exercisable or exchangeable for shares of Common Stock (including any issued and issuable shares of Preferred Stock) or for any such convertible, exercisable or exchangeable securities, shall be treated as having been so converted, exercised or exchanged at the rate or price at which such securities are convertible, exercisable or exchangeable for shares of Common Stock in effect at the time in question (which, for purposes of Section 2.3 of this Agreement, shall be at the time of delivery by the Corporation of the notice of the Offer contemplated by Section 2.3(b)), whether or not such securities are at such time immediately convertible, exercisable or exchangeable.

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(q) Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

(r) Exchange Act Registration Statement shall have the meaning set forth in Section 2.5 hereof.

(s) Excess Securities shall have the meaning set forth in Section 2.3(d) hereof.

(t) Excess Securities Notice shall have the meaning set forth in Section 2.3(d) hereof.

(u) Excess Securities Period shall have the meaning set forth in Section 2.3(d) hereof.

(v) Excluded Forms shall have the meaning given such term in Section 3.5 hereof.

(w) Excluded Securities shall mean, collectively:

(i) the Reserved Shares;

(ii) stock options issued or issuable to officers, directors or employees of, or consultants or independent contractors to, the Corporation, pursuant to an Approved Plan;

(iii) Common Stock issued as a stock dividend payable upon outstanding shares of Common Stock;

(iv) any securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors, including a majority of the Preferred Directors;

(v) Common Stock or Preferred Stock or warrants or options to acquire Common Stock or Preferred Stock issued or issuable to banks or similar financial or lending institutions, lenders, equipment lessors or landlords, provided that each such issuance is approved by the Board of Directors, including a majority of the Preferred Directors;

(vi) Common Stock or Preferred Stock or warrants or options to acquire Common Stock or Preferred Stock issued or issuable to third parties in connection with strategic partnerships or alliances, joint ventures or other licensing transactions, provided that each such transaction and related issuance is approved by the Board of Directors, including a majority of the Preferred Directors;

(vii) Any (A) securities issued or issuable pursuant to the options or warrants set forth on Exhibit B to this Agreement, and (B) stock issued pursuant to any rights, agreements, options or warrants issued or granted after the date of this Agreement, provided that

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each such grant is approved by the Board of Directors, including a majority of the Preferred Directors, and provided further that, with respect to (B), the pre-emptive rights established by Section 2.3 applied with respect to the initial sale or grant by the Corporation of such rights, agreements, options or warrants;

(viii) Any securities that are issued by the Corporation pursuant to a registration statement filed under the Securities Act;

(ix) Any securities issued in connection with joint ventures, manufacturing, marketing or distribution arrangements or technology transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, has been approved by the Board of Directors, including a majority of the Preferred Directors; and

(x) Any securities that are issued by the Corporation pursuant to the Series E Stock Purchase Agreement.

(x) Family of an individual shall mean only that individual’s spouse, Domestic Partner and lineal descendants (including by adoption).

(y) Group shall mean: (i) as to an Investor that is a corporation: any and all of the venture capital limited partnerships or corporations now existing or hereafter formed that are affiliated with or under common control with one or more of the controlling stockholders of such Investor and any predecessor or successor thereto, and (ii) in the case of HCV VII, the HCV Group, and (iii) in the case of Morgenthaler VII, the Morgenthaler Group, and (iv) in the case of Sequel III, the Sequel Group, (v) in the case of Lilly Ventures, the Lilly Group, (vi) in the case of Kappa Investors, the Wexford Group, (vii) as to Medica III Investments (International) L.P., the Medica Group and (viii) as to BSI, the BSI/GFH Group.

(z) Hazardous Materials shall include, without limitation, any flammable explosives, petroleum products, petroleum byproducts, radioactive materials, hazardous wastes, hazardous substances, toxic substances or other similar materials regulated by Environmental Laws.

(aa) HCV Group shall mean (i) HCV VII; (ii) any venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of HCV VII (an “HCV Fund”); (iii) any limited partners or affiliates of HCV VII or any other HCV Fund; and (iv) any successors or permissible assigns of any of the foregoing.

(bb) HCV VII shall mean HealthCare Ventures VII, L.P., a Delaware limited partnership, including any successor thereto or any permissible assignee of the interest, in whole or in part, of HCV VII under this Agreement.

(cc) Holders shall have the meaning set forth in the preamble hereto and, in the interest of clarity, shall not include the use of the term without capitalization.

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(dd) Indemnitees shall have the meaning set forth in Section 7.1 hereof.

(ee) Initial Closing shall have the meaning set forth in the Series E Stock Purchase Agreement.

(ff) Initial Offering shall mean the Corporation’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(gg) Investors shall have the meaning set forth in the preamble hereto, severally, but not jointly and severally.

(hh) Kappa Investors shall mean Kappa Investors LLC, including any successor thereto or any permissible assignee of the interest, in whole or in part, of Kappa Investors under this Agreement.

(ii) Lilly Group shall mean (i) Eli Lilly and Company; (ii) Lilly Ventures and any other venture capital division or entity now existing or hereafter formed which is affiliated with Eli Lilly and Company or under common control with Lilly Ventures; and (iii) any successors or permissible assigns of any of the foregoing.

(jj) Lilly Observer shall mean the representative of the Lilly Group appointed from time to time pursuant to Section 5.7 hereof.

(kk) Lilly Ventures means Lilly Ventures Fund I, LLC, a Delaware limited liability company, together with its successors or permissible assigns.

(ll) Medica Group shall mean (i) any or all of Medica III Investments (International) L.P., Medica III Investments (Israel), Medica III Investments (P.F.) L.P., Medica III Investments (S.F.) L.P., Medica III Investments (Israel) (B) L.P. and Poalim Medica III Investments L.P. (ii) any venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of any of the foregoing entities (a “Medica Fund”); (iii) any limited partners or affiliates of any Medica Fund; and (iv) any successors or permissible assigns of any of the foregoing.

(mm) Morgenthaler Group shall mean (i) Morgenthaler VII; (ii) any venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of Morgenthaler VII (a “Morgenthaler Fund”); (iii) any limited partners or affiliates of Morgenthaler VII or any other Morgenthaler Fund; and (iv) any successors or permissible assigns of any of the foregoing.

(nn) Morgenthaler VII shall mean Morgenthaler Partners, VII, L.P., a Delaware limited partnership, including any successor thereto or any permissible assignee of the interest, in whole or in part, of Morgenthaler VII under this Agreement.

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(oo) Note Purchase Agreement shall mean the Note Purchase Agreement, dated as of March 3, 2009, among the Corporation and the other parties thereto, as the same may be amended from time to time.

(pp) Notice of Acceptance shall have the meaning set forth in Section 2.3(c) hereof.

(qq) Observer shall mean the representative of each of the HCV Group, the Morgenthaler Group, the Sequel Group, the Lilly Group and the BSI/GFH Group, as applicable, appointed from time to time pursuant to Section 5.7 hereof.

(rr) Offer shall have the meaning set forth in Section 2.3(b) hereof.

(ss) Offered Securities shall mean, except for Excluded Securities, (i) any shares of Common Stock, Preferred Stock or any other equity security of the Corporation, including securities issued upon the exercise or conversion of stock options or other derivative or convertible securities of the Corporation, (ii) any debt security or capitalized lease with any equity feature with respect to the Corporation, or (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security, debt security or capitalized lease.

(tt) Option Shares shall have the meaning set forth in Section 5.2(a)(v) of the Series E Stock Purchase Agreement.

(uu) Original Stockholders shall have the meaning set forth in the preamble hereto.

(vv) Other Shares shall have the meaning set forth in Section 3.5(e) hereof.

(ww) Preferred Directors shall have the meaning set forth in Section A.6(b)(i) of Article 3 of the Certificate.

(xx) Preferred Stock shall mean all series of the Preferred Stock, par value $.001 per share, of the Corporation.

(yy) Preferred Stockholders shall mean, collectively, all holders of shares of Preferred Stock of the Corporation.

(zz) Property shall include, without limitation, land, buildings, laboratory facilities, and other real and personal property owned or leased by the Corporation or as to which the Corporation now has any duties, responsibilities (for clean-up, remedy or otherwise) or liabilities under any Environmental Laws, or as to which the Corporation or any subsidiary of the Corporation may have such duties, responsibilities or liabilities because of past acts or omissions of the Corporation or any such subsidiary or their predecessors, or because the Corporation or any such subsidiary or their predecessors in the past was such an owner or operator of, or bore some other relationship with, such land, buildings, laboratory facilities, and/or other real or personal property.

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(aaa) Proposed Sale shall have the meaning set forth in Section 6.3(a) hereof.

(bbb) Qualified Public Offering shall have the meaning set forth in the Certificate.

(ccc) Refused Securities shall have the meaning set forth in Section 2.3(f) hereof.

(ddd) Reserved Shares shall mean the shares of Common Stock reserved by the Corporation for issuance upon the conversion of the Convertible Preferred Shares.

(eee) Restricted Securities shall mean any of the Convertible Preferred Shares and the Common Stock issued or issuable upon the conversion of the Convertible Preferred Shares, all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and any other shares of Common Stock or other securities of the Corporation which may be issued hereafter to any of the Investors or any member of their Group which are convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement filed pursuant to the Securities Act, or (b) pursuant to Rule 144 promulgated by the Commission under the Securities Act.

(fff) Restricted Shares shall mean shares of Common Stock issued or issuable upon the conversion or exchange of Restricted Securities or otherwise constituting a portion of the Restricted Securities.

(ggg) Securities Act shall mean the Securities Act of 1933, as amended.

(hhh) Seller shall have the meaning set forth in Section 6.3(a) hereof.

(iii) Senior Preferred shall have the meaning set forth in Section A.2(a) of Article 3 of the Certificate.

(jjj) Sequel Group shall mean (i) Sequel III; (ii) any venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of Sequel III (a “Sequel Fund”); (iii) any limited partners or affiliates of Sequel III or any other Sequel Fund; and (iv) any successors or permissible assigns of any of the foregoing.

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(kkk) Sequel III shall mean, collectively, Sequel Limited Partnership III, a Delaware limited partnership, and Sequel Entrepreneurs’ Fund III, LP, including any successors thereto or any permissible assignees of the interests, in whole or in part, of Sequel III under this Agreement.

(lll) Series A Directors shall have the meaning set forth in Section A.6(b)(i) of Article 3 of the Certificate.

(mmm) Series A Original Issuance Date shall have the meaning ascribed thereto in the Certificate.

(nnn) Series A Preferred Shares shall mean shares of Series A Preferred Stock issued or issuable pursuant to the Series A Stock Purchase Agreement; provided, however, that for purposes of Sections 3.4 through 3.11, inclusive, only, Series A Preferred Shares shall include, in addition to shares of Series A Preferred Stock issued or issuable pursuant to the Series A Stock Purchase Agreement, shares of Series A Preferred Stock issued or issuable upon exercise of the Series A Warrants.

(ooo) Series A Preferred Stock shall mean Series A Convertible Redeemable Preferred Stock, par value $.001 per share, of the Corporation.

(ppp) Series A Stock Purchase Agreement shall mean the Convertible Preferred Stock Purchase Agreement, dated as of June 6, 2003, among the Corporation and the other parties thereto.

(qqq) Series A Warrants shall mean the warrants issued to Silicon Valley Bank and Sequel III to purchase a total of 30,000 shares of Series A Preferred Stock of the Corporation.

(rrr) Series B Directors shall have the meaning set forth in Section A.6(b)(i) of Article 3 of the Certificate.

(sss) Series B Preferred Shares shall mean shares of Series B Preferred Stock issued or issuable pursuant to the Series B Stock Purchase Agreement; provided, however, that for purposes of Sections 3.4 through 3.11, inclusive, only, Series B Preferred Shares shall include, in addition to shares of Series B Preferred Stock issued or issuable pursuant to the Series B Stock Purchase Agreement, shares of Series B Preferred Stock issued or issuable upon exercise of the Series B Warrants.

(ttt) Series B Preferred Stock shall mean Series B Convertible Redeemable Preferred Stock, par value $.001 per share, of the Corporation.

(uuu) Series B Stock Purchase Agreement shall mean the Convertible Preferred Stock Purchase Agreement, dated as of June 30, 2005, among the Corporation and the other parties thereto.

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(vvv) Series B Warrants shall mean the warrants issued to HCV VII, Morgenthaler VII, Sequel III, SVB Financial Group and Oxford Finance Corporation to purchase a total of 590,432 shares of Series B Preferred Stock of the Corporation.

(www) Series C Director shall have the meaning set forth in Section A.6(b)(i) of Article 3 of the Certificate.

(xxx) Series C Preferred Shares shall mean shares of Series C Preferred Stock issued or issuable pursuant to the Series C Stock Purchase Agreement and upon conversion of the convertible promissory notes issued under the Note Purchase Agreement; provided, however, that for purposes of Section 3.4 through 3.11, inclusive, only, Series C Preferred Shares shall include, in addition to shares of Series C Preferred Stock issued or issuable pursuant to the Series C Stock Purchase Agreement and upon conversion of the convertible promissory notes issued under the Note Purchase Agreement, shares of Series C Preferred Stock issued or issuable upon exercise of the Series C Warrants.

(yyy) Series C Preferred Stock shall mean Series C Convertible Redeemable Preferred Stock, par value $.001 per share, of the Corporation.

(zzz) Series C Warrants shall mean (i) the warrants to purchase Series C Preferred Stock of the Corporation issued under the convertible notes issued under the Note Purchase Agreement and (ii) the warrants to purchase Series C Preferred Stock issued under the Series D Stock Purchase Agreement.

(aaaa) Series D Preferred Shares shall mean shares of Series D Preferred Stock issued or issuable pursuant to the Series D Stock Purchase Agreement.

(bbbb) Series D Preferred Stock shall mean Series D Convertible Redeemable Preferred Stock, par value $.001 per share, of the Corporation.

(cccc) Series E Preferred Shares shall mean shares of Series E Preferred Stock issued or issuable pursuant to the Series E Stock Purchase Agreement.

(dddd) Series E Preferred Stock shall mean Series E Convertible Redeemable Preferred Stock, par value $.001 per share, of the Corporation.

(eeee) Stock shall mean any shares of Common Stock, Preferred Stock or any other equity security of the Corporation. Where the context requires, the number of shares of Stock shall be deemed to equal such number of shares of Stock on an as-converted to Common Stock basis.

(ffff) Stockholders shall mean all holders of capital stock of the Corporation.

(gggg) Superseded Agreements shall have the meaning set forth in Article 11 hereof.

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(hhhh) Target Month shall have the meaning set forth in Section 2.7(a) hereof.

(iiii) 30-Day Period shall have the meaning set forth in Section 2.3(b) hereof.

(jjjj) Transfer shall mean any actual or proposed disposition of all or a portion of an interest (legal, equitable, record or beneficial) by any means, direct or indirect, absolute or conditional, voluntary or involuntary, including, but not limited to, by sale, assignment, put, transfer, conveyance, pledge, hypothecation, mortgage or other encumbrance, court order, operation of law (including, without limitation, the laws of bankruptcy, insolvency, marital dissolution, intestacy, descent and distribution and succession), distribution, settlement, exchange, waiver, abandonment, gift, alienation, bequest or disposal.

(kkkk) Transfer Notice shall have the meaning set forth in Section 6.3(a) hereof.

(llll) Transfer Stock shall have the meaning set forth in Section 6.3(a) hereof.

(mmmm) Wexford Group shall mean (i) Wexford Capital LP (“Wexford”); (ii) Kappa Investors; (iii) Wex SP LLC (“Wex”); (iv) any investment vehicle now existing or hereafter formed which is managed by, Wexford, Kappa Investors, Wex or any affiliate thereof (a “Wexford Fund”); (v) any members or affiliates of Wexford, Kappa Investors, Wex or any Wexford Fund; and (vi) any successors or permissible assigns of any of the foregoing.

ARTICLE 2

CERTAIN COVENANTS OF THE CORPORATION AND THE ORIGINAL

STOCKHOLDERS

The following covenants of the Corporation are made by the Corporation to, and for the sole benefit of, the Investors; except that the covenant of the Original Stockholders contained in Section 2.15 is made by each Original Stockholder to, and for the benefit of, the Corporation, the Investors, and each other Original Stockholder.

2.1 Meetings of the Board of Directors. The Corporation shall call, and use commercially reasonable efforts to have, regular meetings of the Board not less often than quarterly. The Corporation shall pay all reasonable and appropriately documented travel expenses and other out-of-pocket expenses incurred by the directors who are not employed by the Corporation in connection with attendance at meetings to transact the business of the Corporation or attendance at meetings of the Board or any committee thereof.

2.2 Reservation of Shares of Common Stock and Preferred Stock, Etc. The Corporation shall at all times have authorized and reserved out of its authorized but unissued shares of Common Stock, a sufficient number of shares of Common Stock to provide for the conversion of the Convertible Preferred Shares. Neither the issuance of the Convertible Preferred Shares nor the shares of Common Stock issuable upon the conversion of the Convertible Preferred Shares shall be subject to a preemptive right of any other Stockholder.

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2.3 Pre-emptive Rights.

(a) Except pursuant to an Approved Plan, the Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Offered Securities unless in each case the Corporation shall have first offered to sell to the Investors all of such Offered Securities on the terms set forth herein. Each Investor shall be entitled to purchase up to its Equity Percentage of the Offered Securities. Each Investor may delegate its rights and obligations with respect to such Offer to one or more members of its Group, which members shall thereafter be deemed to be “Investors” for the purpose of applying this Section 2.3 to such Offer.

(b) The Corporation shall deliver to each Investor written notice of the offer to sell the Offered Securities, specifying the price and terms and conditions of the offer, including such Investor’s Equity Percentage (the “Offer”). The Offer by its terms shall remain open and irrevocable for a period of 30 days from the date of its delivery to such Investor (the “30-Day Period”), subject to extension to include the Excess Securities Period (as such term is hereinafter defined).

(c) Each Investor shall evidence its intention to accept the Offer by delivering a written notice signed by the Investor setting forth the number of shares that the Investor elects to purchase (the “Notice of Acceptance”). The Notice of Acceptance must be delivered to the Corporation prior to the end of the 30-Day Period. The failure by an Investor to exercise its rights hereunder shall not constitute a waiver of any other rights or of the right to receive notice of and participate in any subsequent Offer.

(d) If any Investor fails to exercise its right hereunder to purchase its full Equity Percentage of the Offered Securities, the Corporation shall so notify the other Investors in a written notice (the “Excess Securities Notice”). The Excess Securities Notice shall be given by the Corporation promptly after it learns of any Investor’s intention not to purchase all of its Equity Percentage of the Offered Securities, but in no event later than ten (10) days after the expiration of the 30-Day Period. The Investors who or which have agreed to purchase their Equity Percentage of the Offered Securities shall have the right to purchase the portion not purchased by such non-participating Investor (the “Excess Securities”), on a pro rata basis (calculated by reference to each Investor’s Equity Percentage), by giving notice within ten (10) days after receipt of the Excess Securities Notice from the Corporation. The twenty (20) day period during which (i) the Corporation must give the Excess Securities Notice to the other Investors, and (ii) each of the other Investors must give the Corporation notice of its intention to purchase all or any portion of its pro rata share of the its Excess Securities, is hereinafter referred to as the “Excess Securities Period.”

(e) If the Investors tender their Notice of Acceptance prior to the end of the 30-Day Period indicating their intention to purchase all of the Offered Securities or, if prior to the termination of the Excess Securities Period, the Investors tender Excess Securities Notices to purchase all of the Excess Securities, the Corporation shall schedule a closing of the sale of all such Offered Securities. Upon the closing of the sale of the Offered Securities to be purchased

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by the Investors, each Investor shall (i) purchase from the Corporation that portion of the Offered Securities (including the Excess Securities) for which it tendered a Notice of Acceptance and an Excess Securities Notice, if applicable, upon the terms specified in the Offer, and (ii) execute and deliver an agreement further restricting transfer of such Offered Securities substantially as set forth in Sections 3.1, 3.2 and 3.3 of this Agreement. In addition, with respect to the Offered Securities being purchased by the Investors, the Corporation shall provide each such Investor with the rights and benefits set forth in this Agreement.

(f) The Corporation shall have ninety (90) days from the expiration of the 30-Day Period, or the Excess Securities Period, if applicable, to sell the Offered Securities (including the Excess Securities) refused by the Investors (the “Refused Securities”) to any other person or persons, but only upon terms and conditions which are in all material respects (including, without limitation, price and interest rate) no more favorable to such other person or persons, and no less favorable to the Corporation, than those set forth in the Offer. Upon and (with respect to the obligation of the Investors but not the obligation of the Corporation), subject to the closing of the sale of all of the Refused Securities (which shall include full payment to the Corporation), each Investor shall (i) purchase from the Corporation those Offered Securities (including the Excess Securities) for which it tendered a Notice of Acceptance and an Excess Securities Notice, if applicable, upon the terms specified in the Offer, and (ii) execute and deliver an agreement restricting transfer of such Offered Securities (including the Excess Securities) substantially as set forth in Sections 3.1, 3.2 and 3.3 of this Agreement. In addition, with respect to the Offered Securities being purchased by the Investors, the Corporation shall provide each such Investor with the rights and benefits set forth in this Agreement. The Corporation agrees, as a condition precedent to accepting payment for and making delivery of any Refused Securities to any executive officer, employee, consultant or independent contractor of or to the Corporation, or to any other person, to the extent such purchaser has not already executed this Agreement, to have each and every such person execute and deliver a counterpart signature page to this Agreement and listed on Schedule 1 hereto, whereby such purchaser shall become a Holder hereunder. The obligation of the Investor to purchase such Offered Securities (including the Excess Securities) is further conditioned upon the preparation of a purchase agreement containing customary terms and embodying the terms of the Offer, which shall be reasonably satisfactory in form and substance to the Corporation and such Investor and the Investor’s counsel.

(g) In each case, any Offered Securities not purchased either by the Investors or by any other person in accordance with this Section 2.3 may not be sold or otherwise disposed of until they are again offered to the Investors under the procedures specified in Paragraphs (a), (b), (c), (d), (e) and (f) hereof.

(h) The rights of the Investors under this Section 2.3 may be waived on behalf of all Investors as set forth in Article 13 hereof. Without limiting the foregoing, each Investor may, by prior written consent, waive its rights under this Section 2.3; such a waiver shall be deemed a limited waiver and shall only apply to the extent specifically set forth in the written consent of such Investor.

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(i) The pre-emptive rights established by this Section 2.3 shall not apply to, and shall terminate upon the earlier of (i) the closing date of the Corporation’s Initial Offering, or (ii) an Event of Sale (as defined in the Certificate).

2.4 Negative Covenants.

(a) Requisite Approvals. The Corporation shall not, directly or indirectly, take any of the actions specified in Article 3, Section A.6 of the Certificate without the prior written consent or vote of the holders of shares having the requisite percentage votes specified therein. In addition, the Corporation shall not, directly or indirectly, take any of the actions specified in Article 5, Section A.2 of the Certificate without the proper approval of the Board.

(b) Stock and Option Agreements. Without the prior written consent or vote of the holders of shares representing a majority of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, each determined in accordance with Section A.6(a) of Article 3 of the Certificate (including, in such calculation, any outstanding Restricted Shares held by such holders), the Corporation shall not issue any shares of Common Stock or options, warrants or other rights to acquire Common Stock or other securities of the Corporation to any employee, officer, director, consultant, independent contractor or other person or entity except for (i) Excluded Securities or (ii) pursuant to an Approved Plan.

(c) Registration Rights. The Corporation shall not hereafter grant to any persons any rights to register or qualify stock of the Corporation under federal or state securities laws, unless it shall have first obtained the written consent of the holders of shares representing a majority of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock then outstanding voting together as a single class, each determined in accordance with Section A.6(a) of Article 3 of the Certificate (including, in such calculation, any outstanding Restricted Shares held by such holders).

2.5 Filing of Reports Under the Exchange Act.

(a) The Corporation shall give prompt notice to the holders of Convertible Preferred Stock of (i) the filing of any registration statement (an “Exchange Act Registration Statement”) pursuant to the Exchange Act, relating to any class of equity securities of the Corporation, (ii) the effectiveness of such Exchange Act Registration Statement, and (iii) the number of shares of such class of equity securities outstanding, as reported in such Exchange Act Registration Statement, in order to enable the holders of Convertible Preferred Stock to comply with any reporting requirements under the Exchange Act or the Securities Act. Upon the written request of a majority in interest of the holders of Convertible Preferred Shares, the Corporation shall, at any time after the Corporation has registered any shares of Common Stock under the Securities Act, file an Exchange Act Registration Statement relating to any class of equity securities of the Corporation then held by the holders of Convertible Preferred Shares or issuable upon conversion or exercise of any class of debt or equity securities or warrants or options of the Corporation then held by the Investors, whether or not the class of equity securities with respect to which such request is made shall be held by the number of persons which would require the filing of a registration statement under Section 12(g)(1) of the Exchange Act.

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(b) If the Corporation shall have filed an Exchange Act Registration Statement or a registration statement (including an offering circular under Regulation A promulgated under the Securities Act) pursuant to the requirements of the Securities Act, which shall have become effective (and in any event, at all times following the initial public offering of any of the securities of the Corporation), then the Corporation shall comply with all of the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any of the Restricted Securities by any holder of Restricted Securities (including any such exemption pursuant to Rule 144 or Rule 144A thereof, as amended from time to time, or any successor rule thereto or otherwise) or pursuant to a registration on Form S-3. The Corporation shall cooperate with each holder of Restricted Securities in supplying such information as may be necessary for such holder of Restricted Securities to complete and file in a timely manner any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act (under Rule 144 or Rule 144A thereunder or otherwise) or pursuant to a registration on Form S-3 for the sale of any of the Restricted Securities by any holder of Restricted Securities.

2.6 Access to Records. The Corporation shall afford to each of the Major Investors (as defined below) and such Major Investor’s employees, counsel and other authorized representatives, free and full access, at all reasonable times and for reasonable periods of time, to all of the books, records, contracts, agreements and properties of the Corporation and to all officers and employees of the Corporation.

2.7 Financial Reports. Until the earliest to occur of (i) such time that the Corporation has a class of its equity securities registered under the Exchange Act and is required to file reports thereunder pursuant to Sections 13 or 15(d) of the Exchange Act, (ii) the effective date of the registration statement pertaining to the Corporation’s Initial Offering, or (iii) an Event of Sale (as defined in the Certificate), and except with respect to the obligation set forth in Section 2.7(e)(i) hereunder which shall survive such time, the Corporation shall furnish each of the Investors with the financial information described below:

(a) To each Investor (including for this purpose each member of such Investor’s Group) holding an aggregate of at least (i) 1,000,000 shares of Convertible Preferred Shares and Common Stock issued upon conversion of the Convertible Preferred Shares, or (ii) twenty percent (20%) of the Convertible Preferred Stock acquired by such Investor directly from the Corporation (each, a “Major Investor”), within 30 days after the last day of each month (the “Target Month”) (or such other calendar period as is approved by the Board), financial statements, including a balance sheet as of the last date of such Target Month, a statement of income (or monthly operating expenses) for such month, together with a cumulative statement of income from the first day of the current year to the last day of such month, which statements shall be prepared from the books and records of the Corporation, a cash flow analysis, together

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with cumulative cash flow analyses from the first day of the current year to the last day of such month, and a comparison between the actual monthly operating expenses and the projected figures for such month and the comparable figures for the prior year, subject to the provisions of Section 2.10 hereof.

(i) In addition, the Corporation shall furnish each holder of Senior Preferred, within 30 days after the last day of each applicable period, annual and quarterly financial statements, including a balance sheet as of the last date of the applicable period, a statement of income (or operating expenses) for such period, and a cash flow analysis.

(b) Upon receipt of a request from any of the Major Investors prior to the end of a quarterly accounting period, the Corporation shall deliver to each of the Major Investors, within 45 days after the end of such quarterly accounting period, unaudited financial statements for such quarterly accounting period, certified by the Chief Financial Officer or the Treasurer of the Corporation, as presenting fairly the financial condition and results of operations of the Corporation and as having been prepared on a basis consistent with the accounting principles reflected in the Corporation’s annual audited financial statements, accompanied by a report, signed by the Chief Financial Officer or the Treasurer of the Corporation, summarizing the operating and financial highlights of the Corporation for such quarterly accounting period, which report shall include (a) a comparison between the actual quarterly operating and financial results, the Budget (as defined in Section 2.8 hereof) and the results of the similar quarterly accounting period for the prior fiscal year of the Corporation, together with an explanation of material variances from the Budget and such similar quarterly accounting period, as the case may be, and (b) a narrative analysis of operations and trends in the business of the Corporation during such quarterly accounting period.

(c) Within 150 days after the end of each fiscal year of the Corporation, audited financial statements of the Corporation, which shall include an income statement and a statement of cash flow for such fiscal year and a balance sheet as of the last day thereof, each prepared in accordance with generally accepted accounting principles consistently applied, and accompanied by the report of such independent certified public accountants as shall have been approved by the Board.

(d) If for any period the Corporation shall have any subsidiary or subsidiaries whose accounts are consolidated with those of the Corporation, then the financial statements delivered for such period pursuant to paragraphs (a), (b) and (c) of this Section 2.7 shall be the consolidated and consolidating financial statements of the Corporation for all such consolidated subsidiaries.

(e) Promptly upon becoming available:

(i) copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Corporation to its Stockholders or released to the public and copies of all regular and periodic reports, if any, filed by the Corporation with the Commission or any securities exchange or self-regulatory organization; and

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(ii) any other financial or other information available to management of the Corporation that any of the Investors shall have reasonably requested on a timely basis.

2.8 Budget and Operating Forecast.

(a) The Corporation shall prepare and submit to the Board and each of the Major Investors an operating plan with monthly and quarterly breakdowns (the “Budget”) for each fiscal year at least 45 days prior to the beginning of each fiscal year of the Corporation. The Budget shall be deemed accepted as the Budget for such fiscal year only when it has been approved by the Board. The Budget shall be reviewed by the Corporation periodically and all changes therein, and all material deviations therefrom, shall be reviewed by the Board on at least a quarterly basis.

(b) Subject to Section 2.8(a), the Corporation shall furnish each holder of Senior Preferred, within 30 days following approval by the Board of Directors, an annual budget and forecast including a balance sheet, income statement (or projected operating expenses) and statement of cash flows.

2.9 System of Accounting; Accountants. The Corporation shall maintain, and cause each of its subsidiaries, when and if any shall exist, to maintain, its books of accounts, related records and system of accounting in accordance with good business practices and generally accepted accounting principles, and shall cause the matters contained therein to be appropriately and accurately reflected in the financial reports (which shall be prepared in accordance with generally accepted accounting principles) furnished pursuant to this Agreement. The Corporation shall engage a “Big 4” accounting firm selected by the Board (the “Auditor”) to perform an annual audit of the Corporation’s financial reports and such other tasks as are requested by the Board. The Corporation shall use its best efforts to cause its Auditor to attend a reasonable number of meetings annually with the Corporation’s audit committee for the purpose of auditing the financial statements of the Corporation.

2.10 Restriction on Transfer Rights; Confidentiality. The rights granted to each of the Investors pursuant to Sections 2.6 through 2.8 hereof shall not be transferred or assigned by any Investor to, and shall not inure to the benefit of, any successor, transferee or assignee of any Investor, which is engaged in any business competitive with the Corporation; provided that notwithstanding the foregoing, an Investor may transfer or assign any of its rights under Sections 2.6 through 2.8 hereof to any member of such Investor’s Group or to any other Investor. Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to such Investor and that the Corporation identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to any general partner, limited partner, member, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Corporation as long as such partner, member, subsidiary or parent is advised of the confidentiality provisions of this Section 2.10; (ii) to any prospective limited partner or member of or investor in the Investor or any affiliate or follow-on investment fund of such Investor; provided that such prospective limited partner,

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member or investor is advised of the confidentiality provisions of this Section 2.10 and that the Investor disclosing such confidential information has reasonably determined that such prospective limited partner, member or investor will treat such information as confidential and use it for the sole purpose of evaluating an investment in the Investor or such fund; (iii) at such time as it enters the public domain through no fault of such Investor; (iv) that is communicated to it free of any obligation of confidentiality; (v) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Corporation; (vi) to its directors, officers, employees and agents; (vii) as required by law; or (viii) in connection with any legal proceedings with the Corporation.

2.11 Confidentiality and Non-Competition Agreements for Key Employees. The Corporation shall cause each person who is presently an employee of or a consultant or independent contractor to the Corporation or who becomes an employee of or a consultant to the Corporation subsequent to the date hereof and who shall have or be proposed to have access to confidential or proprietary information of the Corporation to execute a confidentiality and non-competition agreement in form and substance attached hereto as Exhibit A or otherwise approved by the Board prior to the commencement of such person’s employment by the Corporation in such capacity.

2.12 Marketing and Promotional Material. Each of the Investors will have the right to review and approve, in advance of publication, distribution or dissemination, any reference to such Investor or any entity or person affiliated with such Investor (other than the Corporation), contained in any document, instrument, report or filing or in any advertising, marketing, promotional and similar materials.

2.13 Environmental Matters. The Corporation shall promptly advise the Investors in writing of any pending or threatened claim, demand or action by any governmental authority or third party relating to any Hazardous Materials affecting the Property of which it has knowledge. The Corporation shall not discharge, place, release, spill or dispose of any Hazardous Materials or any other pollutants or effluents upon the Property or elsewhere (including, but not limited to, underground injection of such substances), and the Corporation shall not discharge into the air any emission which would require a permit under the Clean Air Act or its state counterparts or any other Environmental Laws, except in compliance with the Environmental Laws. The Stockholders of the Corporation shall have no control over, or authority with respect to, the waste disposal operations of the Corporation. The Corporation hereby indemnifies, defends and holds harmless the Investors from and against any and all manner of actions, causes of action, suits, debts, accounts, controversies, judgments, claims, demands, losses or liabilities of any nature (including reasonable attorneys’ fees) directly or indirectly arising out of or attributable to (a) any misrepresentation or breach of the representations and covenants set forth in Section 5.20 of the Series E Stock Purchase Agreement, or (b) the use, generation, storage, release, threatened release, discharge, disposal or presence of Hazardous Materials on, under or about the Property by any person during the period that the Corporation was the legal or equitable owner of the Property or which occurred prior to such time and was otherwise actually known by, or should have been known by, the Corporation. The obligation of the Corporation to indemnify the

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Investors shall specifically cover and include, without limitation, all fines and penalties imposed by federal, state or local authorities, costs of removing or neutralizing the Hazardous Materials, injury to the property adjoining the Property, injury to persons living or working on or about the Property or adjoining or otherwise affecting property, and all other indirect or consequential damages incurred by the Investors.

2.14 Qualified Small Business. The Corporation will use its best efforts to comply with the reporting and recordkeeping requirements (if any) of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”), any regulations promulgated thereunder and any similar state laws and regulations (if applicable, for states in which the Corporation is subject to income or franchise tax), and agrees not to repurchase any stock of the Corporation if such repurchase would cause the shares of the Corporation’s capital stock held by the Investors not to qualify as “Qualified Small Business Stock.” The Corporation further covenants to submit to its stockholders and to state and federal taxation authorities such form and filings as may be required to document such compliance with its franchise or income tax return for the current income year.

2.15 Pre-Closing Capitalization. Each Original Stockholder agrees and acknowledges that it owns such shares of Common Stock and has contributed such capital as is set forth under his name on Schedule 1. Each Original Stockholder hereby represents that, to his knowledge and as of the time immediately prior to the Series E Original Issuance Date (as defined in Section A.8 of Article 3 of the Certificate), no person or entity other than the Original Stockholders or as set forth on Schedule 2.15 held or had any right to hold, any security of the Corporation. Each Original Stockholder hereby generally, irrevocably, unconditionally and completely releases and forever discharges the Corporation, its officers and directors, each of the Investors, and each of the other Original Stockholders from, and hereby irrevocably, unconditionally and completely waives and relinquishes, any rights it may have arising on or before the time immediately prior to the Series E Original Issuance Date (as defined in Section A.8 of Article 3 of the Certificate) to any security, or any rights or instruments convertible into or exchangeable for any security, of the Corporation other than as set forth on Schedule 1.

2.16 Defaults. The Corporation shall notify the Investors of (i) any default under any of the Corporation’s agreements governing its indebtedness and (ii) the receipt by the Corporation of any default notices in connection therewith, in each case promptly and in no event later than 2 business days after the occurrence of any such default or the receipt of any such default notice.

2.17 Insurance. The Corporation shall at all times maintain directors and officers, liability and “key man” insurance which is reasonable in the context of its business, including, but not limited to, (i) directors and officers insurance in the amount of $5.0 million and otherwise on customary terms with respect to any director designated by Kappa Investors and (ii) “key man” insurance of $2.0 million on each of three members of management selected by Kappa Investors.

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2.18 Properties. The Corporation shall at all times use its commercially reasonable efforts to preserve its assets and properties in good repair and condition.

2.19 Taxes. The Corporation shall at all times timely pay in full all income and other material taxes due and payable, except to the extent that such taxes are being contested in good faith and a reserve for such taxes has been established on the Corporation’s balance sheet.

2.20 Compliance with Law. The Corporation shall at all times comply with all laws applicable to the Corporation or by which any property or asset of the Corporation is bound.

2.21 Termination of Covenants. The covenants contained in Sections 2.4, 2.7, 2.8, 2.10 and 2.16, shall terminate on the closing date of the Corporation’s Initial Offering.

ARTICLE 3

TRANSFER AND REGISTRATION OF RESTRICTED SECURITIES

3.1 Restriction on Transfer. The Restricted Securities shall not be transferable, except upon the conditions specified in this Article 3, which conditions are intended solely to ensure compliance with the provisions of the Securities Act in respect of the Transfer thereof.

3.2 Restrictive Legend. Each certificate evidencing any Restricted Securities and each certificate evidencing any such securities issued to subsequent transferees of any Restricted Securities shall (unless otherwise permitted by the provisions of Section 3.3 or 3.10 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE FIFTH AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT DATED JANUARY 14, 2010 AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME, AMONG GLOBEIMMUNE, INC. AND CERTAIN OTHER SIGNATORIES THERETO, AND NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF GLOBEIMMUNE, INC.

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3.3 Notice of Transfer. By acceptance of any Restricted Securities, the holder thereof agrees to give prior written notice to the Corporation of such holder’s intention to effect any Transfer and to comply in all other respects with the provisions of this Section 3.3. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by: (a) the written opinion of counsel for the holder of such Restricted Securities, or, at such holder’s option, a representation letter of such holder, addressed to the Corporation (which opinion and counsel, or representation letter, as the case may be, shall be reasonably acceptable to the Corporation), as to whether, in the case of a written opinion, in the opinion of such counsel, such proposed Transfer involves a transaction requiring registration of such Restricted Securities under the Securities Act and applicable state securities laws or an exemption thereunder is available, or, in the case of a representation letter, such letter sets forth a factual basis for concluding that such proposed transfer involves a transaction requiring registration of such Restricted Securities under the Securities Act and applicable State securities laws or that an exemption thereunder is available, or (b) if such registration is required and if the provisions of Section 3.4 hereof are applicable, a written request addressed to the Corporation by the holder of such Restricted Securities, describing in detail the proposed method of disposition and requesting the Corporation to effect the registration of such Restricted Shares pursuant to the terms and provisions of Section 3.4 hereof; provided, however, that (y) in the case of a Transfer by a holder to a member of such holder’s Group, no such opinion of counsel or representation letter of the holder shall be necessary, provided that the transferee agrees in writing to be subject to Sections 3.1, 3.2, 3.3, 3.9 and Article 5 hereof to the same extent as if such transferee were originally a signatory to this Agreement, and (z) in the case of any holder of Restricted Securities that is a partnership or limited liability company, no such opinion of counsel or representation letter of the holder shall be necessary for a Transfer by such holder to a partner or member of such holder, or a retired partner or member of such holder who retires after the date hereof, or the estate of any such partner or member or retired partner or member if, with respect to such Transfer by a partnership or limited liability company, (i) such Transfer is made in accordance with the partnership agreement or operating agreement of such partnership or limited liability company, and (ii) the transferee agrees in writing to be subject to the terms of Sections 3.1, 3.2, 3.3, 3.9 and Article 5 hereof to the same extent as if such transferee were originally a signatory to this Agreement. If in such opinion of counsel or as reasonably concluded from the facts set forth in the representation letter of the holder (which opinion and counsel, or representation letter, as the case may be, shall be reasonably acceptable to the Corporation), the proposed Transfer may be effected without registration under the Securities Act and any applicable state securities laws or “blue sky” laws, then the holder of Restricted Securities shall thereupon be entitled to effect such Transfer in accordance with the terms of the notice delivered by it to the Corporation. Each certificate or other instrument evidencing the securities issued upon such Transfer (and each certificate or other instrument evidencing any such securities not Transferred) shall bear the legend set forth in Section 3.2 hereof unless: (a) in such opinion of such counsel or as can be concluded from the representation letter of such holder (which opinion and counsel or representation letter shall be reasonably acceptable to the Corporation) the registration of future Transfers is not required by the applicable provisions of the Securities Act and state securities laws, or (b) the Corporation shall have waived the requirement of such legend; provided, however, that such legend shall not be required on any certificate or other instrument evidencing

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the securities issued upon such Transfer in the event such Transfer shall be made in compliance with the requirements of Rule 144 (as amended from time to time or any similar or successor rule) promulgated under the Securities Act. The holder of Restricted Securities shall not effect any Transfer until such opinion of counsel or representation letter of such holder has been given to and accepted by the Corporation (unless waived by the Corporation) or until registration of the Restricted Shares involved in the above-mentioned request has become effective under the Securities Act. In the event that an opinion of counsel is required by the registrar or transfer agent of the Corporation to effect a transfer of Restricted Securities in the future, the Corporation shall seek and obtain such opinion from its counsel, and the holder of such Restricted Securities shall provide such reasonable assistance as is requested by the Corporation (other than the furnishing of an opinion of counsel) to satisfy the requirements of the registrar or transfer agent to effectuate such transfer.

3.4 Required Registration.

(a) Subject to the conditions of this Section 3.4, at any time following the date that is the earlier of (i) the second anniversary of the Initial Closing and (ii) the end of the lock-up period applicable to the holders of the Senior Preferred (which shall not exceed 180 days) in connection with a Qualified Public Offering, if the Corporation shall be requested by holders of (x) at least one-third (33 1/3%) of the outstanding Restricted Securities (based on the underlying Common Stock for which the Restricted Securities are convertible or exercisable) or (y) the holders of Restricted Securities representing at least $15.0 million of the Senior Preferred issued pursuant to the Series C Stock Purchase Agreement, Series D Stock Purchase Agreement and/or Series E Stock Purchase Agreement to effect the registration under the Securities Act of at least a majority of the Restricted Securities then outstanding (or a lesser amount as long as the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $3,000,000), then the Corporation shall promptly give written notice of such proposed registration to all holders of Restricted Securities, and thereupon the Corporation shall promptly use its best efforts to effect the registration under the Securities Act of the Restricted Shares that the Corporation has been requested to register for disposition as described in the request of such holders of Restricted Securities and in any response received from any of the holders of Restricted Securities within 30 days after the giving of the written notice by the Corporation; provided, however, that the Corporation shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions and Section 3.6:

(i) Subject to Section 3.6, the Corporation shall not be obligated to file and cause to become effective more than two (2) registration statements in which Restricted Shares are registered under the Securities Act pursuant to each of clauses (x) and (y) of Section 3.4(a) (provided that in the event a registration statement is withdrawn as a result of changes in conditions at the Corporation, such registration shall not be counted for purposes of this Section 3.4(a)(i)), if all of the Restricted Shares offered pursuant to such registration statements are sold thereunder upon the price and terms offered.

(ii) The Corporation shall not be required to effect a registration pursuant to this Section 3.4 if within thirty (30) days of receipt of a valid written request pursuant

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to this Section 3.4, the Corporation gives notice to such holders of the Corporation’s good faith intention to file a registration statement for its Initial Offering within ninety (90) days; provided that the Corporation’s failure to file such registration statement with respect to such Initial Offering within such ninety (90) day period shall preclude the Corporation from again exercising its rights under this clause (ii).

(iii) Notwithstanding the foregoing, the Corporation may include in each such registration requested pursuant to this Section 3.4 any authorized but unissued shares of Common Stock (or authorized treasury shares) for sale by the Corporation or any issued and outstanding shares of Common Stock for sale by others; provided, however, that, if the number of shares of Common Stock so included pursuant to this clause (iii) exceeds the number of Restricted Shares requested by the holders of Restricted Shares requesting such registration, then such registration shall be deemed to be a registration in accordance with and pursuant to Section 3.5; and provided further, however, that the inclusion of such previously authorized but unissued shares by the Corporation or issued and outstanding shares of Common Stock by others in such registration does not adversely affect, in the sole opinion of the holders of Restricted Securities requesting such registration, the ability of the holders of Restricted Securities requesting such registration to market the entire number of Restricted Shares requested by them. The holders of the Senior Preferred shall have priority in all registrations over the holders of all other shares except for registrations initiated by the Corporation in which the shares being sold by the Corporation are for its own account, in which case the Corporation’s shares shall have priority.

3.5 Piggyback Registration.

(a) Each time that the Corporation proposes for any reason to register any of its securities under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or similar or successor forms (collectively, “Excluded Forms”), the Corporation shall promptly give written notice of such proposed registration to all holders of Restricted Securities, which shall offer such holders the right to request inclusion of any Restricted Shares in the proposed registration.

(b) Each holder of Restricted Securities shall have 30 days from the receipt of such notice to deliver to the Corporation a written request specifying the number of Restricted Shares such holder intends to sell and the holder’s intended method of disposition.

(c) In the event that the proposed registration by the Corporation is, in whole or in part, an underwritten public offering of securities of the Corporation, any request under Section 3.5(b) may specify that the Restricted Shares be included in the underwriting (i) on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration, or (ii) on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances in the event that no shares of Common Stock other than Restricted Shares are being sold through underwriters under such registration.

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(d) Upon receipt of a written request pursuant to Section 3.5(b), the Corporation shall promptly use its best efforts to cause all such Restricted Shares to be registered under the Securities Act, to the extent required to permit sale or disposition as set forth in the written request.

(e) Notwithstanding the foregoing, if the managing underwriter of any such proposed registration determines and advises in writing that the inclusion of all Restricted Shares proposed to be included in the underwritten public offering, together with any other issued and outstanding shares of Common Stock proposed to be included therein by holders other than the holders of Restricted Securities (such other shares hereinafter collectively referred to as the “Other Shares”), would interfere with the successful marketing of the Corporation’s securities, then the total number of such securities proposed to be included in such underwritten public offering shall be reduced, (i) first by the shares requested to be included in such registration by the holders of Other Shares, and (ii) second, (A) if in connection with the Initial Offering, by the Restricted Shares, if any, proposed to be included in such registration by the holders thereof on a pro rata basis, based upon the number of Restricted Shares, if any, sought to be registered by each such holder, or (B) if in connection with any other underwritten public offering, (1) one-half by the securities proposed to be issued by the Corporation, and (2) one-half by the Restricted Shares proposed to be included in such registration by the holders thereof on a pro rata basis, based upon the number of Restricted Shares sought to be registered by each such holder; provided, however, that the holders of the Senior Preferred shall have priority in all registrations over the holders of all other shares except for registrations initiated by the Corporation in which the shares being sold by the Corporation are for its own account, in which case the Corporation’s shares shall have the right to be included therein to the extent set forth in clause (B) above.

3.6 Registrations on Form S-3. At such time as the Corporation shall have qualified for the use of Form S-3 (or any successor form promulgated under the Securities Act), each holder of Restricted Securities shall have the right to request in writing an unlimited number (but not more than two (2) annually) of registrations on Form S-3. Each such request by a holder shall: (a) specify the number of Restricted Shares which the holder intends to sell or dispose of, (b) state the intended method by which the holder intends to sell or dispose of such Restricted Shares, and (c) request registration of Restricted Shares having (together with any Restricted Shares of any other holder contemporaneously submitting such a request) a proposed aggregate offering price of at least $1,000,000. Upon receipt of a request pursuant to this Section 3.6, the Corporation shall use its best efforts to effect such registration or registrations on Form S-3.

3.7 Preparation and Filing. If and whenever the Corporation is under an obligation pursuant to the provision of this Article 3 to use its commercially reasonable best efforts to effect the registration of any Restricted Shares, the Corporation shall, as expeditiously as practicable:

(a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective in accordance with Section 3.7(b) hereof;

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(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus (which, as used here and elsewhere herein, shall include a free-writing prospectus to the extent applicable) used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the sale of all Restricted Shares covered thereby or (ii) nine months (or two years in the case of a shelf registration on Form S-3), and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Restricted Shares covered by such registration statement;

(c) furnish to each holder whose Restricted Shares are being registered pursuant to this Article 3 such number of copies of any summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holder may reasonably request in order to facilitate the public sale or other disposition of such Restricted Shares;

(d) use its best efforts to register or qualify the Restricted Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as each holder whose Restricted Shares are being registered pursuant to this Article 3 shall reasonably request and do any and all other acts or things which may be necessary or advisable to enable such holder to consummate the public sale or other disposition in such jurisdictions of such Restricted Shares; provided, however, that the Corporation shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then subject to process, qualify to do business as a foreign corporation where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not otherwise liable for such taxes;

(e) at any time when a prospectus covered by such registration statement and relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 3.7(b) hereof, notify each holder whose Restricted Shares are being registered pursuant to this Article 3 of the happening of any event as a result of which the prospectus included in such registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such holder, promptly prepare, file and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f) if the Corporation has delivered preliminary or final prospectuses to the holders of Restricted Shares that are being registered pursuant to this Article 3 and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Corporation shall promptly notify such holders and, if requested, such holders shall immediately cease making offers of Restricted Shares and return all prospectuses to the Corporation (other than permanent file copies). The Corporation shall promptly provide such holders with revised prospectuses and, following receipt of the revised prospectuses, such holders shall be free to resume making offers of the Restricted Shares;

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(g) furnish, at the request of any holder whose Restricted Shares are being registered pursuant to this Article 3, on the date that such Restricted Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Article 3, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any;

(h) use reasonable best efforts to cause all Restricted Shares covered by such registration to be listed on each securities exchange or inter-dealer quotation system on which similar securities issued by the Corporation are then listed;

(i) provide a transfer agent and registrar for all Restricted Shares covered by such registration and a CUSIP number for all such Restricted Shares, in each case not later than the effective date of such registration;

(j) in the event of any underwritten public offering, cooperate with, and cause the Corporation’s senior management to cooperate with, the selling stockholders, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the selling stockholders or the underwriter, and participate, and cause the Corporation’s senior management to participate, to the extent reasonably requested by the managing underwriter for the selling stockholders, in efforts to sell the Restricted Shares under the offering (including, without limitation, participating in “roadshow” meetings with prospective investors) that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Corporation;

(k) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than 18 months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

(l) in connection with any underwritten registration demanded pursuant to Section 3.4 above, enter into, and perform its obligations under, an underwriting agreement reasonably satisfactory to the participating stockholders and the Corporation containing customary underwriting provisions, including indemnification and contribution provisions.

3.8 Expenses. The Corporation shall pay all expenses incurred by the Corporation in complying with this Article 3, including, without limitation, all registration and filing fees

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(including all expenses incident to filing with the Financial Industry Regulatory Authority and/or any other applicable stock market or stock exchange), fees and expenses of complying with the securities and blue sky laws of all such jurisdictions in which the Restricted Shares are proposed to be offered and sold, printing expenses and fees and disbursements of one counsel for the holders of Restricted Shares that are being registered pursuant to this Article 3); provided, however, that all underwriting discounts and selling commissions applicable to the Restricted Shares covered by registrations effected pursuant to Section 3.4, 3.5 or 3.6 hereof shall be borne by the seller or sellers thereof, in proportion to the number of Restricted Shares sold by each such seller or sellers.

3.9 Indemnification.

(a) In the event of any registration of any Restricted Shares under the Securities Act pursuant to this Article 3 or registration or qualification of any Restricted Shares pursuant to Section 3.7(d) hereof, the Corporation shall indemnify and hold harmless the seller of such shares, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act (each a “Section 3.9(a) Indemnitee”), against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Restricted Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Restricted Shares pursuant to Section 3.7(d) hereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Corporation of the Securities Act or any state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws. The Corporation shall reimburse on demand such Section 3.9(a) Indemnitee for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable to a Section 3.9(a) Indemnitee in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary or final prospectus or amendment or supplement thereto or any document incident to registration or qualification of any Restricted Shares pursuant to Section 3.7(d) hereof, in reliance upon and in conformity with written information furnished to the Corporation by such Section 3.9(a) Indemnitee specifically for use in the preparation thereof.

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(b) Before Restricted Shares held by any prospective seller shall be included in any registration pursuant to this Article 3, such prospective seller and any underwriter acting on its behalf (each a “Section 3.9(b) Indemnitor”) shall have agreed, severally and not jointly, to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a)) (i) the Corporation, (ii) each director of the Corporation, (iii) each officer of the Corporation who signs such registration statement, (iv) any person who controls the Corporation within the meaning of the Securities Act, (v) each other selling holder of Restricted Shares, and (vi) each director, officer, and person who controls such other selling holder within the meaning of the Securities Act with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such Section 3.9(b) Indemnitor specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each prospective seller, to an amount equal to the net proceeds actually received by such prospective seller from the sale of Restricted Shares effected pursuant to such registration.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 3.9(a) or (b) hereof, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 3.9, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice to such indemnified party from the indemnifying party of its election to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that, if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 3.9, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 3.9. The indemnifying party shall not make any settlement of any claims indemnified against hereunder without the written consent of the indemnified party or parties, which consent shall not be unreasonably withheld.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Shares exercising

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rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 3.9, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such holder or any such controlling person in circumstances for which indemnification is provided under this Section 3.9, then, in each such case, the Corporation and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect the relative fault of the Corporation and such holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) no such holder will be required to contribute any amount in excess of the proceeds to it of all Restricted Shares sold by it pursuant to such registration statement, and (ii) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

(e) Notwithstanding any of the foregoing, if, in connection with an underwritten public offering of any Restricted Shares, the Corporation, the holders of such Restricted Shares and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties, then the indemnification provision of this Section 3.9 shall be deemed inoperative for purposes of such offering.

3.10 Removal of Legends, Etc. Notwithstanding the foregoing provisions of this Article 3, the restrictions imposed by this Article 3 upon the transferability of any Restricted Securities shall cease and terminate when (a) any such Restricted Securities are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a registration statement or such other method contemplated by Section 3.3 hereof that does not require that the securities transferred bear the legend set forth in Section 3.2 hereof, including a Transfer pursuant to Rule 144 or a successor rule thereof (as amended from time to time), or (b) the holder of Restricted Securities has met the requirements for transfer of such Restricted Securities pursuant to subparagraph (b)(1) of Rule 144 or a successor rule thereof (as amended from time to time) promulgated by the Commission under the Securities Act. Whenever the restrictions imposed by this Article 3 have terminated, a holder of a certificate for Restricted Securities as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in Section 3.2 hereof and not containing any other reference to the restrictions imposed by this Article 3.

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3.11 Termination and Suspension of Registration Rights. The Corporation shall not be required to effect a registration pursuant to this Article 3 during the period starting with the date of filing of, and ending on the expiration of the lock-up period following the effective date of the registration statement pertaining to the Initial Offering (not to exceed 180 days); provided that the Corporation makes reasonable good faith efforts to cause such registration statement to become effective.

3.12 Directed Share Program. In the event of an Initial Offering, each holder of Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares shall have the right to allocate a percentage of any shares sold pursuant to a directed share program or friends and family program in such offering in an amount equal to its pro rata ownership of the Common Stock (on an as converted basis) of the Corporation.

ARTICLE 4

SECURITIES ACT REGISTRATION STATEMENTS

Except for securities of the Corporation registered on Excluded Forms, the Corporation shall not file any registration statement under the Securities Act covering any securities unless it shall first have received the requisite approvals in accordance with the provisions set forth in the Certificate and given each holder of Restricted Securities written notice thereof. The Corporation further covenants that each holder of Restricted Securities shall have the right, at any time when it may be deemed to be a controlling person of the Corporation, within the meaning of the Securities Act, to participate in the preparation of such registration statement and to request the insertion therein of material furnished to the Corporation in writing which in such holder’s judgment should be included. In connection with any registration statement referred to in this Article 4, the Corporation shall indemnify, to the extent permitted by law, each holder of Restricted Securities, its officers, partners and directors and each person, if any, who controls any such holder within the meaning of the Securities Act in the same manner and to the same extent as the Corporation is required to indemnify a seller of Restricted Securities in Section 3.9 hereof. If, in connection with any such registration statement, any holder of Restricted Securities shall furnish written information to the Corporation expressly for use in the registration statement, then such holder shall indemnify the Corporation, each director of the Corporation, each officer of the Corporation who signs such registration statement and each person, if any, who controls the Corporation within the meaning of the Securities Act to the same extent as a seller of Restricted Securities is required to indemnify such persons in Section 3.9 hereof.

ARTICLE 5

ELECTION OF DIRECTORS BY ORIGINAL STOCKHOLDERS AND INVESTORS

5.1 Voting for Directors. At each annual meeting of the stockholders of the Corporation and at each special meeting of the stockholders of the Corporation called for the purposes of electing directors of the Corporation, and at any time at which stockholders of the Corporation shall have the right to, or shall, vote for or consent to the election of directors, then,

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in each such event, each Stockholder party hereto shall vote all shares of Common Stock, Convertible Preferred Stock and any other shares of voting stock of the Corporation then owned (or controlled as to voting rights) by it or him, whether by purchase, exercise of rights, warrants or options, stock dividends or otherwise:

(a) to fix and maintain the number of directors on the Board of Directors of the Corporation at eight (8);

(b) pursuant to Paragraph A.6(b)(i) of Article 3 of the Certificate, to elect to the Board as a Series C Director one (1) director designated by Kappa Investors, which person shall initially be Paul Mieyal and to cause Paul Mieyal to be appointed to any committee of the Board;

(c) pursuant to Paragraph A.6(b)(i) of Article 3 of the Certificate, to elect to the Board as a Series B Director one (1) director designated by Lilly Ventures, which person shall initially be Darren Carroll;

(d) pursuant to Paragraph A.6(b)(i) of Article 3 of the Certificate, to elect to the Board as a Series B Director one (1) director designated by the Medica III Investments (International) L.P., which person shall initially be Ehud Geller;

(e) pursuant to Paragraph A.6(b)(i) of Article 3 of the Certificate, to elect to the Board as a Series B Director one (1) director designated by HCV VII, which person shall initially be Augustine Lawlor;

(f) pursuant to Paragraph A.6(b)(i) of Article 3 of the Certificate, to elect to the Board as a Series A Director one (1) director designated by Morgenthaler VII, which person shall initially be Ralph E. Christoffersen, Ph.D.;

(g) pursuant to Paragraph A.6(b)(i) of Article 3 of the Certificate, to elect to the Board as a Series A Director one (1) director designated by Sequel III, which person shall initially be Dan Mitchell;

(h) to elect the Corporation’s Chief Executive Officer (or most senior executive officer if there is no Chief Executive Officer) to the Board as the Common Director, which person shall initially be Timothy C. Rodell, M.D.; and

(i) to elect to the Board one director designated by a majority of the Preferred Directors (who shall be an independent director not affiliated with any holder of capital stock of the Corporation), which seat shall initially be vacant.

5.2 Cooperation of the Corporation. The Corporation shall use its best efforts to effectuate the purposes of this Article 5, including promoting the adoption of any necessary amendment of the Bylaws of the Corporation and the Certificate.

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5.3 Notices. The Corporation shall provide the Investors with at least twenty (20) days’ prior notice in writing of any intended mailing of notice to the Investors of the Corporation for a meeting at which directors are to be elected, and such notice shall include the names of the persons designated by the Corporation pursuant to Section 5.1 above. Each of the Investors shall notify the Corporation in writing at least three (3) days prior to such mailing of the persons designated by it pursuant to Paragraph A.6(b)(i) of Article 3 of the Certificate and Section 5.1 above as nominee for election to the Board. In the absence of any such notice, the director then serving and previously designated by each Investor shall be renominated.

5.4 Removal. Except as otherwise provided in this Article 5, no Stockholder party hereto shall vote to remove any member of the Board designated in accordance with the foregoing provisions of this Article 5 unless the party who designated such director (the “Designating Party”) shall so vote or otherwise consent, and, if the Designating Party shall so vote or otherwise consent, then the non-designating Investors shall likewise so vote. Any vacancy on the Board created by the resignation, removal, incapacity or death of any person designated under the foregoing provisions of this Article 5 shall be filled by another person designated by the original Designating Party. Each Stockholder party hereto shall vote all voting shares of Convertible Preferred Stock of the Corporation and all other shares of voting stock of the Corporation owned or controlled by such party, respectively, in accordance with each such new designation, and no such vacancy shall be filled in the absence of a new designation by the original Designating Party.

5.5 No Revocation. Subject to Article 13, the voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement.

5.6 No Liability for Election of Recommended Director. None of the parties hereto and no officer, director, stockholder, member, partner, employee or agent of any such party makes any representation or warranty as to the fitness or competence of the nominee or designee of any party hereunder to serve on the Board by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee or designee pursuant to this Agreement.

5.7 Board Observation Rights.

(a) Subject to the limitations and conditions set forth in Section 5.7(c), the Corporation shall permit one representative selected by the Lilly Group to attend as an observer (in person or telephonically, at the election of the Lilly Observer) all meetings of the Board of Directors and all meetings of any committee thereof. Subject to the limitations and conditions set forth in Section 5.7(c), the Corporation shall permit one representative selected by the BSI/GFH Group to attend as an observer (in person or telephonically, at the election of the BSI/GFH Observer) all meetings of the Board of Directors and all meetings of the audit committee thereof. Subject to the limitations and conditions set forth in Section 5.7(c), at any time in which the HCV Group, the Morgenthaler Group or the Sequel Group, as applicable (each, an “Unrepresented Investor”), shall no longer be entitled to designate a member of the Board of Directors pursuant to this Article 5 and provided such Unrepresented Investor is a

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Major Investor), the Corporation shall permit one representative selected by such Unrepresented Investor’s Group to attend as an observer (in person or telephonically, at the election of such Observer) all meetings of the Board of Directors and all meetings of any committee thereof.

(b) The Corporation shall give notice to each Observer of every meeting of its Board of Directors or any committee thereof on or around the same date and in the same manner as notice is given to the Directors of the Corporation. Each Observer shall be entitled to receive all written materials and other information given to the Directors of the Corporation in connection with such meetings on or around the same date that such materials and information are given to the Directors. Each Observer shall be entitled to consult with and advise the Board of Directors on significant business issues with respect to the Corporation, and if applicable, its subsidiaries, including management’s proposed annual operation plans for the Corporation and, if applicable, its subsidiaries. Notwithstanding anything to the contrary contained in this Section 5.7 but subject to Section 5.7(c), the BSI/GFH Observer shall not be entitled to notice of any meetings or any written or other materials with respect to committees of the Board of Directors other than the audit committee and final minutes of the meetings of the other committees of the Board.

(c) Prior to the attendance of any meeting of the Board, an Observer shall execute the Corporation’s standard non-disclosure agreement, substantially in the form attached hereto as Exhibit C, and shall deliver such non-disclosure agreement to the Corporation. The Corporation reserves the right, in its reasonable discretion, to exclude an Observer from access to any material or meeting or portion thereof if the Board of Directors determines in good faith that (i) the content of such material or meeting pertains to any agreement with the Group which appointed such Observer, (ii) such Group has a material conflict of interest regarding particular intellectual property rights or technology of the Corporation to be discussed in the meeting or included in the written material, or (iii) upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, provided that any such exclusion from access or disclosure pursuant to (iii) above is applied similarly to all other observer representatives of any other stockholder of the Corporation.

5.8 Board Information Rights.

(a) The Corporation shall furnish each member of the Board of Directors with:

(i) Within 90 days following the end of each fiscal year, the Corporation’s unaudited balance sheet and unaudited statements of income and cash flows for the previous fiscal year. These financial statements will be accompanied by a certification from the Corporation’s CFO to the effect that, to his or her knowledge, the financial statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated in all material respects, except as disclosed therein, and present fairly the financial condition and position of the Corporation and its subsidiaries as of the dates thereof; provided, however, that the financial statements delivered pursuant to this clause shall not be required to contain all footnotes required under generally accepted accounting principles.

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(ii) Quarterly management discussion and analysis describing material activities and events in such quarter and discussing major variances from budget.

(iii) Annual budgets and forecasts for the coming three fiscal years giving annual forecasts that include balance sheets, income statements and statements of cash flow.

(iv) All material communications with other stockholders or the financial community, including press releases.

(v) All material reports prepared for the Corporation by outside consultants, lawyers and auditors.

(vi) All material communications with and from federal or state regulatory agencies or other governmental authorities of any kind, excluding any and all material communications with the U.S. Government that are deemed classified.

(vii) Notice of any material events, including any pending or threatened litigation.

(viii) Communications with and from any companies interested in acquiring the Corporation (or any material portion thereof) or forming strategic relationships.

(b) Any communication, report or notice required to be provided by the Corporation pursuant to clauses (iv) through (viii) of paragraph (a) above shall be provided promptly and in no event later than 5 business days following the occurrence of any event requiring such communication, report or notice.

5.9 Duration of Article 5. This Article 5 and the rights and obligations of the parties hereunder shall automatically terminate on the consummation of a Qualified Public Offering. In addition, the right of any individual to serve as a Preferred Director shall terminate immediately as of the time that such person no longer represents or is no longer affiliated with the HCV Group, the Morgenthaler Group, the Sequel Group, the Lilly Group, the Medica Group or the Wexford Group, as applicable; and (c) the right of any Investor to designate a Director pursuant to Section 5.1 shall terminate immediately as of the time that such Investor (together with all members of such Investor’s Group) ceases to own at least fifty percent (50%) of the Preferred Stock (or securities issued upon conversion, exchange or recapitalization thereof) initially purchased by such Investor from the Corporation; provided, however, that the right to designate the Series C Director pursuant to Section 5.1(b) shall be transferable to the transferee upon the sale of all, but not less than all, of the interest in the Series C Preferred Stock held by the Wexford Group.

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ARTICLE 6

RESTRICTIONS ON TRANSFER BY HOLDERS; DRAG ALONG RIGHTS

6.1 Restrictions on Transfer.

(a) Each Holder agrees that he, she or it will not make any Transfer of all or any portion of the Offered Securities held by such Holder unless and until:

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made pursuant to such registration statement; or

(ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Corporation, such Holder shall have furnished the Corporation with an opinion of counsel, reasonably satisfactory to the Corporation, that such disposition will not require registration of such Offered Securities under the Securities Act. It is agreed that the Corporation will not require opinions of counsel for transactions made pursuant to Rule 144 under the Securities Act except in unusual circumstances.

(b) Each Holder agrees that he will not engage in any Transfer or other transaction that will result in a change in the beneficial or record ownership of any Offered Securities held by the Holder, except in accordance with the rights of first refusal and of first offer of this Article 6, and any such Transfer of Offered Securities or attempted Transfer of Offered Securities in contravention of such rights shall be void and ineffective for any purpose and shall not confer on any transferee or purported transferee any rights whatsoever.

6.2 Termination. The terms of this Article 6 shall terminate (i) upon (and such termination shall be effective immediately prior to) the consummation of Qualified Public Offering or (ii) an Event of Sale.

6.3 Rights of First Refusal and Co-Sale.

(a) If any Holder proposes to Transfer to any person any shares of Stock (other than shares of Senior Preferred or shares of Common Stock issued upon conversion thereof) in one or more related transactions (the “Proposed Sale”), such Holder (the “Seller”) shall promptly give written notice (the “Transfer Notice”) to the Corporation and to each of the Investors at least 30 days prior to the execution of such Transfer. The Transfer Notice shall describe in reasonable detail the Proposed Sale, including, without limitation, the number and type of shares of Stock (other than shares of Senior Preferred or shares of Common Stock issued upon conversion thereof) to be transferred (the “Transfer Stock”), the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

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(b) The Corporation shall have the right, exercisable upon written notice to the Seller within 10 days after receipt of the Transfer Notice, to purchase any or all of the Transfer Stock on the same terms and conditions as the Proposed Sale.

(c) If the Corporation does not exercise its right of first refusal as to all of the Transfer Stock, the Seller shall give written notice thereof to each of the Investors (the “Secondary Notice”), and each of the Investors shall thereupon have the right, exercisable within 10 days after receipt of such Secondary Notice, to purchase its pro rata share, based upon the Equity Percentages of the Investors, of all Transfer Stock on the same terms as the Proposed Sale.

(d) If any Investor (an “Exercising Investor”), but not all Investors, exercises its right of first refusal as to its pro rata share of Transfer Stock, the Seller shall give written notice to the Exercising Investor and the Exercising Investor shall thereupon have a right of first refusal to purchase its pro rata share, based upon the Equity Percentages of the Exercising Investors, of Transfer Stock not purchased pursuant to paragraph (c) of this Section 6.3, exercisable within two days after receipt of such notice, on the same terms as the Proposed Sale.

(e) If the Investors do not exercise their right of first refusal as to all of the Transfer Stock, subject to the following provisions of this Section 6.3, the Seller may consummate the Proposed Sale for the remainder of the Transfer Stock upon the terms set forth in the Transfer Notice (or on terms more favorable to Seller) within 30 days after the date of the last notice provided by Seller pursuant to this Section 6.3 or Seller may cancel the Proposed Sale (an “Actual Sale”). Any desired Transfer of Stock after the termination of 30 days must first be offered to the Corporation and the Investors pursuant to this Section 6.3.

(f) Each Investor may elect to exercise a right of co-sale to participate on a pro rata basis in the Proposed Sale on the same terms and conditions specified in the Transfer Notice by delivering to the Seller written notice to that effect within 10 days after receipt of the Secondary Notice. Each Investor who timely exercises such Investor’s right of co-sale may include in the Proposed Sale all or any part of such Investor’s Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Transfer Stock originally proposed to be sold in the Proposed Sale (without reduction for any shares purchased by the Corporation or the Investors pursuant to the right of first refusal set forth above) by (ii) a fraction, the numerator of which is the number of shares of Stock owned by such Investor immediately before consummation of the Proposed Sale and the denominator of which is the total number of shares of Stock owned, in the aggregate, immediately prior to the consummation of the Proposed Sale by all Investors exercising rights of co-sale hereunder plus the number of shares of Transfer Stock held by the Seller (after giving effect to shares purchased by the Corporation or the Investors pursuant to the right of first refusal set forth above). To the extent one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth herein, the number of shares of Transfer Stock that the Seller may sell in the Proposed Sale shall be correspondingly reduced.

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6.4 Exempt Transfers.

(a) The requirements of Section 6.1 and the first refusal and co-sale rights of the Corporation and the Investors set forth in Section 6.3 shall not apply to (i) any pledge of Stock made pursuant to a bona fide loan transaction with a financial institution that creates a mere security interest; (ii) any Transfer to the members of the Holder’s Family, or to trusts for the benefit of the Holder or members of the Holder’s Family, or to a partnership, limited liability company, or other entity all of the equity interests of which are held by one or more of the foregoing; (iii) a Transfer by a partnership to its partners or retired partners in accordance with their partnership interests; (iv) a Transfer by a Holder to an affiliate of such Holder; (v) a Transfer by a Holder of up to 10% of its equity interests in the Corporation; (vi) a Transfer by a limited liability company to its members or former members in accordance with their interests in the limited liability company; (vii) a Transfer by Celgene International, Inc. to any entity that acquires all or substantially all of the assets or voting securities of Celgene International, Inc. or Celgene Corporation or (viii) a Transfer by a member of the BSI/GFH Group to another member of the BSI/GFH Group; provided that in the event of any Transfer made pursuant to this Section 6.4(a), the pledgee, transferee, or donee shall furnish the Corporation with a written agreement to be bound by and comply with all of the obligations of this Agreement and the Holder shall give written notice to the Corporation prior to such transfer, which notice shall state the nature of the exemption relied upon for the transfer.

(b) Notwithstanding the foregoing, the provisions of this Article 6 shall not apply to the sale of any Offered Securities (or, for purposes of clarity, any shares of Senior Preferred or shares of Common Stock issued upon conversion thereof) to the public pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act.

6.5 Drag Along Rights.

(a) A “Sale of the Corporation” shall mean either: (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Corporation shares representing more than fifty percent (50%) of the outstanding voting power of the Corporation (a “Stock Sale”); or (b) a transaction that qualifies as an Event of Sale as such term is defined in the Certificate.

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(b) In the event that the Sale of the Corporation is approved by (i) the Board of Directors, (ii) the holders of a majority of the Senior Preferred voting together as a single class on an as-converted basis and (iii) the holders of shares of capital stock of the Corporation representing a majority of the votes applicable to all outstanding shares of capital stock of the Corporation on a fully-diluted basis, in each case specifying that this Section 6.5 shall apply to such transaction, then each Stockholder party hereto hereby agrees:

(i) if such transaction requires stockholder approval, with respect to all Stock and/or any other Corporation securities that such Stockholder owns or over which such Stockholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all such votes in favor of, and adopt, such Sale of the Corporation and to vote in opposition to any and all other proposals that could delay or impair the ability of the Corporation to consummate such Sale of the Corporation;

(ii) if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Corporation beneficially held by such Stockholder as is being sold by the Selling Investors to the Person to whom the Selling Investors propose to sell their Stock, and, except as permitted in Section 6.5(c)(v) below, on the same terms and conditions as the Selling Investors;

(iii) to execute and deliver all related documentation and take such other action in support of the Sale of the Corporation as shall reasonably be requested by the Corporation or the Selling Investors in order to carry out the terms and provision of this Section 6.5, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents; and

(iv) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Corporation.

(c) Notwithstanding the forgoing, a Stockholder will not be required to comply with Section 6.5 above in connection with any specific Sale of the Corporation (the “Proposed Sale”) unless:

(i) any representations and warranties to be made by such Stockholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership of the Stock held by such Stockholder and the ability to convey title to such Stock, including but not limited to representations and warranties that (i) the Stockholder holds all right, title and interest in and to the Corporation’s securities such Stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable against the Stockholder in accordance with their respective terms and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;

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(ii) The Stockholder shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Proposed Sale, other than the Corporation;

(iii) the liability for indemnification, if any, of such Stockholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Corporation in connection with such Proposed Sale, is several and not joint with any other Person, and is pro rata in accordance with such Stockholder’s relative stock ownership of the Corporation;

(iv) liability shall be limited to the amount of consideration actually paid to such Stockholder in connection with such Proposed Sale, except with respect to (i) representations and warranties of such Stockholder related to authority, ownership of the Stock held by such Stockholder and the ability to convey title to such Stock, (ii) any covenants made by such Stockholder with respect to confidentiality or voting related to the Proposed Sale or (iii) claims related to fraud or willful breach by such Stockholder, the liability for which need not be limited;

(v) upon the consummation of the Proposed Sale, the aggregate consideration receivable by each holder of Preferred Stock in respect of each such share of Preferred Stock shall be allocated to each such holder of Preferred Stock in an amount equal to the greater of (a) the liquidation preference amount to which such share of Preferred Stock is entitled in an Event of Sale (assuming for this purpose that the Proposed Sale is an Event of Sale) in accordance with the Corporation’s Certificate of Incorporation in effect immediately prior to the Proposed Sale or (b) pro rata on an as-converted to Common Stock basis; and

(vi) subject to clause (v) above, requiring the same form of consideration to be received by the holders of the Corporation’s Common and Preferred Stock, if any holders of any capital stock of the Corporation are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such capital stock will be given the same option.

6.6 Legends.

(a) Each certificate representing Offered Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to that contained in Section 3.2 hereof (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement).

(b) The Corporation shall be obligated to reissue unlegended certificates promptly upon the request of any holder thereof who proposes to dispose of such securities, if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Corporation) reasonably acceptable to the Corporation to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification, or legend.

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(c) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Corporation of an order of the appropriate “Blue Sky” authority authorizing such removal.

ARTICLE 7

INDEMNIFICATION

7.1 Indemnification of Investors. In the event that any Investor or any director, officer, employee, affiliate or agent thereof (the “Indemnitees”) become involved in any capacity in any action, proceeding, investigation or inquiry in connection with or arising out of any matter related to the Corporation or any Indemnitee’s role or position with the Corporation, the Corporation shall indemnify such Indemnitee for any Claim (as defined below) related thereto, including the reimbursement of each Indemnitee for its legal and other expenses (including the cost of any investigation and preparation) as they are incurred by such Indemnitee in connection therewith. The Corporation also agrees to indemnify each Indemnitee, pay on demand and protect, defend, save and hold harmless from and against any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, attorneys’ fees) (any of the foregoing, a “Claim”) incurred by or asserted against any Indemnitee of whatever kind or nature, arising from, in connection with or occurring as a result of this Agreement or the matters contemplated by this Agreement. The foregoing agreement shall be in addition to any rights that any Indemnitee may have elsewhere in this Agreement, at common law or otherwise.

7.2 Advancement of Expenses. The Corporation shall advance all expenses reasonably incurred by or on behalf of the Indemnitees in connection with any Claim or potential Claim within twenty (20) days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance payment or payments from time to time. If a court or arbitrator makes a judicial determination at a later date that the Indemnitee was not entitled to such indemnification, then such Indemnitee will refund to the Corporation an amount equal to the amount of the advances made to such Indemnitee.

ARTICLE 8

REMEDIES

In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce its or their rights, either by suit in equity and/or action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. Notwithstanding the generality of the foregoing, the Investors may elect to exercise their right of redemption set forth in Article 3, Section A.5(g) of the Certificate as provided therein if and when such right arises. With respect to any breach of which the

41.

Corporation is aware, (i) the Corporation shall promptly (and in no event late than five (5) days after becoming aware of such breach) notify the holders of Convertible Preferred Shares of such breach, and (ii) the right to cure such breach shall commence on the date that the Corporation delivers such notice or is otherwise required to deliver such notice. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

ARTICLE 9

SUCCESSORS AND ASSIGNS

Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation and each of the Investors and the respective successors and permitted assigns of the Corporation and each of the Investors. Subject to the requirements of Article 3 hereof, this Agreement and the rights and duties of the Investors set forth herein may be freely assigned, in whole or in part, by each Investor to any member of such Investor’s Group and to any other person or entity acquiring at least $50,000 of Restricted Securities, such value to be determined pursuant to the provisions set forth in Section A.7 of the Certificate; provided that the rights of an Investor set forth in Article 3 hereof may only be transferred (x) to any member of such Investor’s Group or (y) to a transferee which acquires at least five percent (5%) of the Restricted Securities held by such Investor prior to such transfer. Any transferee (other than an Investor) to whom rights under Article 3 are transferred shall, as a condition to such transfer, deliver to the Corporation a written instrument by which such transferee identifies itself, gives the Corporation notice of the transfer of such rights, identifies the securities of the Corporation owned or acquired by it and agrees to be bound by the obligations imposed hereunder to the same extent as if such transferee were an Investor hereunder. A transferee to whom rights are transferred pursuant to this Article 9 will be thereafter deemed to be an Investor for the purpose of the execution of such transferred rights and may not again transfer such rights to any other person or entity, other than as provided in this Article 9. Neither this Agreement nor any of the rights or duties of the Corporation set forth herein shall be assigned by the Corporation, in whole or in part, without having first received the written consent of the Investors holding the Requisite Majority in voting power of the outstanding Convertible Preferred Shares, with each such holder entitled to the number of votes for each such share of Convertible Preferred Stock as equals the number of shares of Common Stock (including fractional shares) into which each such share of Convertible Preferred Stock is then convertible, rounded up to the nearest one-tenth of a share.

ARTICLE 10

DURATION OF AGREEMENT

The rights and obligations of the Corporation and each Investor set forth herein shall survive indefinitely, unless and until, by their respective terms, they are no longer applicable.

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ARTICLE 11

ENTIRE AGREEMENT

This Agreement supersedes any agreement, written or oral, relating to the subject matter hereof, including, without limitation, (i) the Stockholders Agreement, dated October 31, 1997, by and among the Corporation’s predecessor, Ceres Pharmaceuticals, LTD., Richard C. Duke, Donald Bellgrau and Alex Franzusoff, (ii) Section 4 (Covenants) of that certain Subscription Agreement and Investment Letter, between the Corporation and Arthur Pardi, dated June 6, 2002, and (iii) the Fourth Restated Stockholders Agreement (collectively, the “Superseded Agreements”). There are no surviving rights, obligations, payments or commitments between the Corporation and any of the parties thereto pursuant to the Superseded Agreements. This Agreement, together with the other writings referred to herein or delivered pursuant hereto which form a part hereof, contains the entire agreement among the parties with respect to the subject matter hereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

ARTICLE 12

NOTICES

All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular mail, addressed or telecopied, as the case may be, to such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addresser listing all parties:

(i)	If to the Corporation, to:

GlobeImmune, Inc.

1450 Infinite Drive

Louisville, CO 80027

Attention: Timothy C. Rodell, M.D.

Chief Executive Officer

Telecopier: (303) 625-2810

with a copy to:

Cooley Godward Kronish LLP

380 Interlocken Crescent, Suite 900

Broomfield, Colorado 80021-8023

Attention: Brent D. Fassett, Esq.

Telecopier: (720) 566-4099

43.

(ii) If to the Investors, as set forth on Schedule 2.

(iii) If to a Holder, to the address and facsimile then set forth on the stock records of the Corporation.

All such notices, requests, consents and communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery; (b) in the case of mailing, on the fifth business day following the date of such mailing; (c) in the case of overnight mail, on the first business day following the date of such mailing; and (d) in the case of facsimile transmission, when confirmed by facsimile machine report.

ARTICLE 13

CHANGES

Subject to compliance with applicable law and except as otherwise explicitly set forth herein to the contrary, the terms and provisions of this Agreement may be modified or amended, and any of the provisions hereof waived, temporarily or permanently, only pursuant to the written consent of (i) the Corporation and (ii) the holders of the Requisite Majority of the combined voting power of the Convertible Preferred Shares then outstanding, calculated in accordance with Section A.6(a) of Article 3 of the Certificate (including, in such calculation, any outstanding Restricted Securities held by such holders). Notwithstanding the foregoing, (x) no right contained herein that is specific to the holders of the Senior Preferred, or to any particular holder thereof, and not to the holders of Preferred Stock generally, may be modified, amended or waived, temporarily or permanently, without the written consent of the holders of a majority of the combined voting power of the Senior Preferred then outstanding voting together as a single class on an as-converted basis, calculated in accordance with Section A.6(a) of Article 3 of the Certificate (including, in such calculation, any outstanding Restricted Securities held by such holders), (y) any modification or amendment approved by the Requisite Majority shall treat all Holders in the same manner and may not disproportionately remove, limit or modify any right of any Holder or disproportionately increase the obligations of any Holder and (z) the right of a party to designate a director or directors pursuant to Section 5.1 shall not be amended, waived or modified without the written consent of such party.

ARTICLE 14

COUNTERPARTS

This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

44.

ARTICLE 15

HEADINGS

The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

ARTICLE 16

NOUNS AND PRONOUNS

Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

ARTICLE 17

SEVERABILITY

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

ARTICLE 18

GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding choice of law rules thereof.

ARTICLE 19

JURISDICTION

ALL JUDICIAL PROCEEDINGS WITH RESPECT TO THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL BE BROUGHT IN ANY FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO ACCEPTS FOR ITSELF, HIMSELF AND HERSELF, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO HEREBY WAIVES ANY CLAIM THAT SUCH JURISDICTION IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE.

45.

ARTICLE 20

WAIVER OF JURY TRIAL

EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

ARTICLE 21

EFFECTIVENESS

Notwithstanding any other provision of this Agreement, this Agreement shall not be effective until the Initial Closing.

ARTICLE 22

HOLD-BACK AGREEMENTS

Each Stockholder hereby agrees that such Stockholder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any securities of the Corporation held by such Stockholder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Corporation not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Corporation filed under the Securities Act; provided that:

(i) such agreement shall apply only to the Corporation’s initial public offering;

(ii) all officers and directors of the Corporation and holders of at least one percent (1%) of the Corporation’s voting securities and all other persons holding registration rights for Corporation securities enter into similar agreements; and

(iii) that if the underwriters release any shares from the lock-up with respect to such offering prior to the scheduled expiration date, then a pro rata portion of the Investor’s securities shall be contemporaneously released from such agreement.

Each Stockholder agrees to execute and deliver such other agreements as may be reasonably requested by the Corporation or the underwriter which are consistent with the

46.

foregoing or which are necessary to give further effect thereto. In addition, if requested by the Corporation or the representative of the underwriters of Common Stock (or other securities) of the Corporation, each Stockholder shall provide, within ten (10) days of such request, such non-confidential information as may be required by the Corporation or such representative in connection with the completion of any public offering of the Corporation’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Article 22 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Corporation may impose stop transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Each Stockholder agrees that any transferee of any securities subject to this Agreement shall be bound by this Article 22. The underwriters of the Corporation’s stock are intended third party beneficiaries of this Article 22 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

47.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.

CORPORATION:

GLOBEIMMUNE, INC.

By:	/s/ Timothy C. Rodell
Timothy C. Rodell, M.D.
President and Chief Executive Officer

FIFTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

SIGNATURE PAGE

INVESTORS:

HEALTHCARE VENTURES VII, L.P.

By:	HealthCare Partners VII, L.P., its General Partner

By:	/s/ Jeffrey B. Steinberg
Jeffrey B. Steinberg
Administrative Partner

MORGENTHALER PARTNERS VII, L.P.

By:	Morgenthaler Management Partners, VII, L.L.C., its Managing Partner

By:	/s/ Theodore A. Laufik
Theodore A. Laufik
Managing Member

SEQUEL LIMITED PARTNERSHIP III

By:	Sequel Venture Partners III, LLC, its General Partner

By:	/s/ John Greff
John Greff
Manager

SEQUEL ENTREPRENEURS’ FUND III, LP

By:	Sequel Venture Partners III, LLC, its General Partner

By:	/s/ John Greff
John Greff
Manager

FIFTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

SIGNATURE PAGE

WEX SP LLC

By:	/s/ Arthur Amron
Arthur Amron
Vice President and Assistant Secretary

KAPPA INVESTORS LLC

By:	/s/ Arthur Amron
Arthur Amron
Vice President and Assistant Secretary

MEDICA III INVESTMENTS (INTERNATIONAL) L.P.

By:	Medica III Management L.P., its General Partner

By:	Medica III Management Co., its General Partner

By:	/s/ Ehud Geller
Ehud Geller
Director

MEDICA III INVESTMENTS (ISRAEL) L.P.

By:	Medica III Management L.P., its General Partner

By:	Medica III Management Co., its General Partner

By:	/s/ Ehud Geller
Ehud Geller
Director

FIFTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

SIGNATURE PAGE

MEDICA III INVESTMENTS (S.F.) L.P.

By:	Medica III Management L.P., its General Partner

By:	Medica III Management Co., its General Partner

By:	/s/ Ehud Geller
Ehud Geller
Director

MEDICA III INVESTMENTS (P.F.) L.P.

By:	Medica III Management L.P., its General Partner

By:	Medica III Management Co., its General Partner

By:	/s/ Ehud Geller
Ehud Geller
Director

MEDICA III INVESTMENTS (ISRAEL) (B) L.P.

By:	Medica III Management L.P., its General Partner

By:	Medica III Management Co., its General Partner

By:	/s/ Ehud Geller
Ehud Geller
Director

FIFTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

SIGNATURE PAGE

POALIM MEDICA III INVESTMENTS L.P.

By:	Medica III Management L.P., its General Partner

By:	Medica III Management Co., its General Partner

By:	/s/ Ehud Geller
Ehud Geller
Director

ADAMS STREET V, L.P.

By:	Adams Street Partners, LLC,
its General Partner

By:	/s/ Michael Lynn
Name: Michael Lynn
Title: Partner

PAC-LINK BIOVENTURES I

By:	/s/ Hsu Shan-Ko
Name: Hsu Shan-Ko
Title: Chairman

CELGENE INTERNATIONAL, INC.,
a Delaware corporation

By:	/s/ Robert J. Hugin
Name: Robert J. Hugin
Title: President and CFO

FIFTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

SIGNATURE PAGE

RICHARD KING MELLON FOUNDATION

By:	/s/ Douglas L. Sisson
Douglas L. Sisson, Vice President

MELLON FAMILY INVESTMENT COMPANY V

By:	/s/ Robert B. Burr, Jr.
Robert B. Burr, Jr., General Partner

GRAND CATHAY VENTURE CAPITAL III CO., LTD.

By:	/s/ Edward Chang
Edward Chang
President

GRAND CATHAY VENTURE CAPITAL CO., LTD.

By:	/s/ Sandy Lee
Sandy Lee
President

BOSTON LIFE SCIENCE VENTURE CORPORATION

By:	/s/ Peter T.K. Wu
Name: Peter T.K. Wu
Title: Chairman

EMINENT VENTURE CAPITAL CORP.

By:	/s/ Jyan Ming Yang
Name: Jyan Ming Yang
Title: President

FIFTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

SIGNATURE PAGE

PARTNERS HEALTHCARE SYSTEM POOLED INVESTMENT ACCOUNTS

By:	/s/ Jay B. Pieper
Name: Jay B. Pieper
Title: VP of Corporate Development & Treasury Affairs

WASHINGTON RESEARCH FOUNDATION

By:	/s/ Ronald S. Howell
Name: Ronald S. Howell
Title: CEO

GC & H INVESTMENTS, LLC

By:	/s/ Mark A. Royer
Name: Mark A. Royer
Title: CFO

YED GLOBAL LIFESCIENCE I PARTNERSHIP

By:	Yasuda Enterprise Development Co., Ltd.
its General Partner

By:	/s/ Tsuneo Fujii
Name: Tsuneo Fujii
Title: President and Representative Director

BSI SA

By:	/s/ Alfredo Gysi
Name: Alfredo Gysi
Title:

By:	/s/ Christian Ferry
Name: Christian Ferry
Title:

FIFTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

SIGNATURE PAGE

GFH

By:	/s/ Manuel Hauser
Manuel Hauser
For and on Behalf of Generali Financial
Holdings FCP-FIS Sub-Fund 1 acting
through its management company
Allegro S.À R.L.

ORIGINAL STOCKHOLDERS:

/s/ Richard C. Duke
RICHARD C. DUKE, PH.D.

/s/ Alex Franzusoff
ALEX FRANZUSOFF, PH.D.

/s/ Donald Bellgrau
DONALD BELLGRAU, PH.D.

FIFTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

SIGNATURE PAGE

[Counterpart Signature Page—Second Closing]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of January 20, 2010.

GLOBEIMMUNE, INC.

By:	/s/ Timothy C. Rodell
Timothy C. Rodell, M.D.
Title: President and Chief Executive Officer

INVESTOR:

YED IV, L.P.

By:	Yasuda Enterprise Development Co., Ltd.
its General Partner

By:	/s/ Tsuneo Fujii
Name:	Tsuneo Fujii
Title:	President and Representative Director

FIFTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

SIGNATURE PAGE

[Counterpart Signature Page—Third Closing]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of January 28, 2010.

GLOBEIMMUNE, INC.

By:	/s/ Timothy C. Rodell
Timothy C. Rodell, M.D.
Title: President and Chief Executive Officer

INVESTOR:

LILLY VENTURES FUND I LLC

By:	/s/ S. Edward Torres
Name: S. Edward Torres
Title: Managing Director

FIFTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

SIGNATURE PAGE

SCHEDULE 1

Richard C. Duke, Ph.D.

Alex Franzusoff, Ph.D.

Donald Bellgrau, Ph.D.

Arthur Pardi

University License Equity Holdings, Inc.

SCHEDULE 2

Kappa Investors LLC c/o Wexford Capital LLC

Wexford Plaza

411 West Putnam Avenue

Greenwich, CT 06830

Attn: Arthur Amron

Wex SP LLC c/o Wexford Capital LLC

Wexford Plaza

411 West Putnam Avenue

Greenwich, CT 06830

Attn: Arthur Amron

HealthCare Ventures VII, L.P.

44 Nassau Street

Princeton, NJ 08542

Attn: Jeffrey B. Steinberg

Sequel Limited Partnership III

4430 Arapahoe Ave., Suite 220

Boulder, CO 80303

Attn: John Greff

Sequel Entrepreneurs’ Fund III, LP

4430 Arapahoe Ave., Suite 220

Boulder, CO 80303

Attn: John Greff

Morgenthaler Partners, VII, L.P.

4430 Arapahoe Ave., Suite 220

Boulder, CO 80303

Attn: Chris Christoffersen

Lilly Ventures Fund I, LLC

15 West Washington Street

South Tower – Suite 1680

Indianapolis, Indiana 42604

Attn: Darren Carroll

Adams Street V, L.P.

c/o Adams Street Partners, LLC

One North Wacker Drive, Suite 2200

Chicago, IL 60606-2807

Attn: Jennifer Friedman

Medica III Investments (International) L.P.

POB 2206 Herzlia Israel 46120

Attn: Ehud Geller

Medica III Investments (Israel) L.P.

POB 2206 Herzlia Israel 46120

Attn: Ehud Geller

Medica III Investments (S.F.) L.P.

POB 2206 Herzlia Israel 46120

Attn: Ehud Geller

Medica III Investments (P.F.) L.P.

POB 2206 Herzlia Israel 46120

Attn: Ehud Geller

Medica III Investments (Israel) (B) L.P.

POB 2206 Herzlia Israel 46120

Attn: Ehud Geller

Poalim Medica III Investments L.P.

POB 2206 Herzlia Israel 46120

Attn: Ehud Geller

Genentech, Inc.

1 DNA Way

South San Francisco, California

94080-4990

Attn: Corporate Secretary, with a copy to Treasurer

Partners Healthcare System Pooled Investment Accounts

101 Merrimac Street, 4th Floor

Boston, Massachusetts 02114

Attn: Michael T. Manning

Biogen Idec MA, Inc.

5200 Research Place

San Diego, California

92122

Attn: John Dunn, with a copy to Michael Phelps

PacLink Bio Management Corp.

16F, 2, Sec.2, TunHwa South Rd.

Taipei, Taiwan

Attn: Chih-Huang Gordon Ho, Ph.D.

Yed Global Lifescience I Partnership

c/o Yasuda Enterprise Development Co., Ltd.

Kojimachi 4chome Kyodo Bldg., 9F

2-7, 4-chome, Kojimachi, Chiyoda-ku

Tokyo 102-0083 Japan

Attn: Ms. Masako Hashimoto

Grand Cathay Venture Capital III Co., Ltd.

3F., No. 245, Tun Hua S. Road, Sec. 1

Taipei 106, Taiwan

Attn: Huey-Shang (Alice) Chen, PhD

Grand Cathay Venture Capital Co., Ltd.

3F., No. 245, Tun Hua S. Road, Sec. 1

Taipei 106, Taiwan

Attn: Huey-Shang (Alice) Chen, PhD

Eminent Venture Capital Corp.

Room A, 28F., No. 7, Sec.5, Xinyi Rd., Xinyi District

Taipei City 110, Taiwan

Attn: Allen Leu

Boston Life Science Venture Corporation

8F, 99, Sec. 2, Tiding Blvd.,

Neihu District

Taipei 114, Taiwan

Attn: Dr. Peter T. K. Wu

Richard King Mellon Foundation

P.O. Box 945

Ligonier, PA 15658

Attn: John Turcik

cc: Douglas L. Sisson

Mellon Family Investment Company V

P.O. Box RKM

Ligonier, PA 15658

Attn: Douglas L. Sisson

cc: John Turcik

Washington Research Foundation

2815 Eastlake Avenue East

Suite 300

Seattle, WA 98102

Attn: Loretta Little

Celgene International, Inc.

86 Morris Avenue

Summit, NJ 07901

Attn: Isaac Ciechanover

          Executive Director, Business Development

cc: Legal Department

BSI SA

Via Peri 23

Ch-6901 Lugano

Switzerland

Attn: Mr. Marco Rinaldi & Ms. Barbara Gandri

Generali Financial Holdings FCP-FIS Sub-Fund 1

Alegro S.a.r.l.

15, rue du Fort Bourbon

L-1249 Luxembourg

Attn: Mr. Manuel Hauser & Mr. HerveSteinbrucker

EXHIBIT A

FORM OF CONFIDENTIALITY AND

NON-COMPETITION AGREEMENT

GLOBEIMMUNE, INC.

EMPLOYEE PROPRIETARY INFORMATION

AND INVENTIONS AGREEMENT

In consideration of my employment or continued employment by GLOBEIMMUNE, INC. (the “Company”), and the compensation now and hereafter paid to me, I hereby agree as follows:

1. NONDISCLOSURE.

1.1 Recognition of Company’s Rights; Nondisclosure. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company’s Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company’s written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

1.2 Proprietary Information. The term “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, the term “Proprietary Information” includes (a) data, results, ideas, processes, techniques, formulae, know-how, improvements, discoveries, developments and designs, (b) tangible and intangible information relating to biological materials such as cell lines, antibodies, tissue samples, proteins, nucleic acids and the like, assays and assay components and media, procedures and formulations for producing any such assays or assay components, and pre-clinical and clinical data, results, developments or experiments, and (c) plans for research, development and new products, marketing and selling information, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills and compensation of other employees of the Company.

1.3 Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

1.4 No Improper Use of Information of Prior Employers and Others. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2. ASSIGNMENT OF INVENTIONS.

2.1 Proprietary Rights. The term “Proprietary Rights” shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

2.2 Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”). If disclosure of any such Prior Invention

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would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company’s prior written consent.

2.3 Assignment of Inventions. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as “Company Inventions.”

2.4 Nonassignable Inventions. I recognize that, in the event of a specifically applicable state law, regulation, rule, or public policy (“Specific Inventions Law”), this Agreement will not be deemed to require assignment of any invention which qualifies fully for protection under a Specific Inventions Law by virtue of the fact that any such invention was, for example, developed entirely on my own time without using the Company’s equipment, supplies, facilities, or trade secrets and neither related to the Company’s actual or anticipated business, research or development, nor resulted from work performed by me for the Company. In the absence of a Specific Inventions Law, the preceding sentence will not apply.

2.5 Obligation to Keep Company Informed. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under the provisions of a Specific Inventions Law; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under a Specific Inventions Law. I will preserve the confidentiality of any Invention that does not fully qualify for protection under a Specific Inventions Law.

2.6 Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

2.7 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101).

2.8 Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company’s request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment

2.

is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company’s express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company I will not, either directly or through others, solicit or attempt to solicit any employee, independent contractor or consultant of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity.

5. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company’s termination statement.

7. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10. GENERAL PROVISIONS.

10.1 Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of Colorado, as such laws are applied to agreements entered into and to be performed entirely within Colorado between Colorado residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Denver County, Colorado for any lawsuit filed there against me by Company arising from or related to this Agreement.

10.2 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

10.3 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

3.

10.4 Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

10.5 Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company’s right to terminate my employment at any time, with or without cause.

10.6 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

10.7 Entire Agreement. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

This Agreement shall be effective as of the first day of my employment with the Company, namely:                                                       .

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

Dated:

(Signature)

(Printed Name)

ACCEPTED AND AGREED TO:

GLOBEIMMUNE, INC.

By:	Timothy C. Rodell, M.D.

Signature:

Title:	Chief Executive Officer
1450 Infinite Drive
Louisville, CO 80027
(Address)

Dated:

4.

EXHIBIT A

PREVIOUS INVENTIONS

TO: GlobeImmune, Inc.

FROM:

DATE:

SUBJECT: Previous Inventions

1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by GlobeImmune, Inc. (the “Company”) that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

☐	No inventions or improvements.

☐	See below:

☐	Additional sheets attached.

2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

	Invention or Improvement	Party(ies)	Relationship

1.

2.

3.

☐ Additional sheets attached.

A-1.

EXHIBIT C

FORM OF MUTUAL NONDISCLOSURE AGREEMENT

THIS MUTUAL NONDISCLOSURE AGREEMENT (this “Agreement”) entered into by and between GLOBEIMMUNE, INC. (the “Company”) and THE OTHER PARTY (“Insert Name of Other Party”) as of             , 200    (the “Effective Date”) to protect the confidentiality of certain confidential information of Company or of Other Party to be disclosed under this Agreement solely for use in evaluating or pursuing a business relationship between Company and Other Party with respect to Company’s products and related technology (the “Permitted Use”). Company and Other Party may be referred to herein individually as a “Party” and collectively as the “Parties.”

1. As used herein, the “Confidential Information” of a Party will mean any and all information disclosed by a Party (the “Disclosing Party”) to the other Party (the “Receiving Party”), which may include, without limitation: (a) patent and patent applications, (b) trade secrets, and (c) proprietary or confidential information, ideas, compounds, complexes, conjugates, extracts, vectors, peptides, proteins, protein sequences, peptide sequences, nucleotide sequences, gene sequences, cell lines, samples, media, chemical compounds, assays, biological materials, techniques, sketches, drawings, works of authorship, models, inventions, know-how, processes, procedures, apparatuses, equipment, algorithms, software programs, software source documents, and formulae related to the current, future, and proposed products and services of each of the parties, such as information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, investors, employees, business and contractual relationships, business forecasts, sales and merchandising, marketing plans, and other information the Disclosing Party provides to the Receiving Party regarding third parties; in all cases whether in oral, written, graphic or electronic form, or by way of demonstrations or models.

2. Subject to Section 4, the Receiving Party agrees at all times and notwithstanding any termination or expiration of this Agreement: (a) to hold in strict confidence and not disclose the Disclosing Party’s Confidential Information or any information derived therefrom to any third party, except as approved in writing by the Disclosing Party, (b) to use the Disclosing Party’s Confidential Information for no purpose other than the Permitted Use, and (c) not to copy, reverse engineer, reverse compile or attempt to derive the composition or underlying information, structure or underlying information, structure or ideas of any of the Disclosing Party’s Confidential Information.

3. The Receiving Party will limit access to the Confidential Information to only those of its employees or authorized representatives having a need to know for the Permitted Use and who (a) have signed confidentiality agreements containing, or are otherwise bound by, confidentiality obligations at least as restrictive as those contained herein, (b) have been informed of the Disclosing Party’s interest in the Confidential Information and the terms of this Agreement, and

(c) have been instructed to treat the Confidential Information of the Disclosing Party as secret and confidential in accordance with the provisions of this Agreement. The Receiving Party agrees to cause its employees or authorized representatives to strictly observe the terms and conditions of this Agreement and otherwise to hold in strict trust and confidence all Confidential Information of the Disclosing Party.

4. The Receiving Party will not have any obligations under this Agreement with respect to a specific portion of the Confidential Information of the Disclosing Party if such Receiving Party can demonstrate with competent evidence that such portion of the Confidential Information:

(a) was in the public domain at the time it was communicated to the Receiving Party;

(b) entered the public domain subsequent to the time it was communicated to the Receiving Party through no fault of the Receiving Party;

(c) was in the Receiving Party’s possession free of any obligation of confidence at the time it was communicated to the Receiving Party; or

(d) was rightfully communicated to the Receiving Party free of any obligation of confidence subsequent to the time it was communicated to the Receiving Party.

5. Notwithstanding the above, the Receiving Party may disclose certain Confidential Information of the Disclosing Party, without violating the obligations of this Agreement, to the extent such disclosure is required by a valid order of a court or other governmental body having competent jurisdiction; provided that the Receiving Party provides the Disclosing Party with reasonable prior written notice of such disclosure and makes a reasonable effort to obtain, or to assist the Disclosing Party in obtaining, a protective order preventing or limiting the disclosure and/or requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation required, or for which the order was issued.

6. The Receiving Party shall immediately notify the Disclosing Party upon discovery of any loss or unauthorized disclosure of the Confidential Information of the Disclosing Party.

7. Immediately upon the earlier of: (a) termination or expiration of this Agreement pursuant to Section 11, (b) the Disclosing Party’s written request, or (c) cessation of discussions between the Parties concerning the Permitted Use, the Receiving Party shall return to the Disclosing Party all documents, notes and other tangible materials containing any of the Disclosing Party’s Confidential Information and any and all copies thereof, and the Receiving Party shall certify that it has returned all such Confidential Information by a writing signed by a duly authorized officer of the Receiving Party; provided, however, that the Receiving Party may retain one (1) copy of the Disclosing Party’s Confidential Information solely for its legal archival purposes.

8. Both Parties agree that nothing contained in this Agreement shall be construed as granting any property rights, by license or otherwise, to any Confidential Information disclosed by the other Party pursuant to this Agreement, or to any invention or any patent, copyright, trademark, trade secret, or other intellectual property right that has issued or that may issue, based on such Confidential Information. Neither Party shall make, have made, use or sell for any purpose any product or other item using, incorporating, or derived from any Confidential Information of the other Party.

9. Both Parties acknowledge that neither Party is under any obligation to provide the other Party any Confidential Information. Each Party warrants that it has the right to disclose the information actually disclosed by it under this Agreement. Neither Party makes any representation or warranty as to the accuracy or completeness of the Confidential Information it discloses to the other Party.

10. Confidential Information of the Disclosing Party shall not be reproduced in any form except as required solely to carry out the Permitted Use. Any copy or reproduction of any Confidential Information of the Disclosing Party (in written, graphic, electronic, or other form) by a Receiving Party shall remain at all times the property of the Disclosing Party and shall contain any and all confidential or proprietary notices or legends which appear on the original, unless otherwise authorized in writing by the Disclosing Party.

11. This Agreement shall terminate three (3) years after the Effective Date, unless extended by written agreement of both Parties. This Agreement may be terminated by either Party at any time prior to the expiration of this Agreement with thirty (30) days prior written notice to the other Party. Sections 3 and 5 through 19 (inclusive) shall survive any such expiration or termination of this Agreement and continue for a period of ten (10) years from the date of such termination or expiration.

12. This Agreement will be governed, controlled, interpreted, and defined by and construed in accordance with the laws of the State of Colorado without giving effect to any conflicts of laws principles that require the application of the law of a different state. Any disputes under this Agreement may be brought in the state courts and the Federal courts located in the City and County of Denver, State of Colorado, and the Parties hereby consent to the personal jurisdiction and venue of these courts.

13. Each Party hereby acknowledges and agrees that in the event of any breach of this Agreement, including, without limitation, the actual or threatened disclosure of any of the Confidential Information of either Party without the prior express written consent of the other Party, the other Party will suffer irreparable injury, such that no remedy at law will afford such Party adequate protection against, or appropriate compensation for, such injury. Accordingly, each Party hereby agrees that, in addition to any remedy at law as to which the injured Party may be entitled, the injured Party shall be entitled to specific performance of the injuring Party’s obligations under this Agreement, as well as such further injunctive relief as may be granted by a court of competent jurisdiction. In addition, in the event of any litigation between the Parties, the prevailing Party shall be entitled to reasonable attorneys’ fees and all costs of proceedings incurred in enforcing this Agreement.

14. If any provision of this Agreement is found by a proper authority to be unenforceable or invalid such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole and in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

15. Each Party’s obligations hereunder shall be binding upon such Party’s heirs, successors, and assigns. Neither Party shall assign or delegate its obligations under this Agreement either in whole or in part without the prior written consent of the other Party. Any attempted assignment, delegation, or transfer of this Agreement in violation of the foregoing will be null and void.

16. The Receiving Party shall not export, directly or indirectly, any technical data acquired from the Disclosing Party pursuant to this Agreement or any product utilizing any such data to any country for which the U.S. Government or any agency thereof at the time of export requires an export license or other governmental approval without first obtaining such license or approval.

17. All notices or reports permitted or required under this Agreement shall be in writing and shall be delivered by personal delivery, electronic mail, facsimile transmission or by certified or registered mail, return receipt requested, and shall be deemed given upon personal delivery, five (5) days after deposit in the mail, or upon acknowledgment of receipt of electronic transmission. Notices shall be sent to the addresses set forth at the end of this Agreement or such other address as either Party may specify in writing.

18. This Agreement is the final, complete and exclusive agreement of the Parties with respect to the subject matters hereof and supersedes and merges all prior discussions between the Parties with respect to such matters. This Agreement may not be amended except by a writing signed by both Parties hereto.

19. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Mutual Nondisclosure Agreement to be executed as of the Effective Date.

GLOBEIMMUNE, INC.	INSERT FULL NAME OF OTHER PARTY

By:	By:

Signature:	Signature:

Date:	Date:

Address:	GlobeImmune, Inc.	Address:
1450 Infinite Drive
Louisville, CO 80027